[EXECUTION COPY]

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of July 16, 2009

$250,000,000

Among

SPHERION CORPORATION,
and
EACH ADDITIONAL PARTY SIGNATORY HERETO AS A U.S. BORROWER,
as U.S. Borrowers,

6063721 CANADA INC.,
as Canadian Borrower,

EACH ADDITIONAL PARTY SIGNATORY HERETO AS A GUARANTOR,
as Guarantors

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,

BANK OF AMERICA, N.A.,
as Collateral Agent and Administrative Agent,

WELLS FARGO FOOTHILL, LLC,
as Syndication Agent,

and

REGIONS BANK,
SUNTRUST BANK
and
SIEMENS FINANCIAL SERVICES, INC.,
as Co-Documentation Agents

BANC OF AMERICA SECURITIES LLC
and
WELLS FARGO FOOTHILL, LLC,
as Joint Lead Arrangers

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5.4.	Payment of Other Obligations	58
5.5.	Marshaling; Payments Set Aside	58
5.6.	Post-Default Allocation of Payments	58
5.7.	Application of Payments	60
5.8.	Loan Account; Account Stated	61
5.9.	Taxes	61
5.10.	Foreign Lenders	61
5.11.	Nature and Extent of Each U.S. Borrower’s Liability	62
5.12.	Currency Matters	64
5.13.	Currency Fluctuations	65
5.14.	Collection Allocation Mechanism (CAM) and Lender Loss Sharing Agreement	65
SECTION 6.	CONDITIONS PRECEDENT	67
6.1.	Conditions Precedent to Initial Loans	67
6.2.	Conditions Precedent to All Credit Extensions	68
SECTION 7.	COLLATERAL	69
7.1.	Grant of Security Interest	69
7.2.	Lien on Deposit Accounts; Cash Collateral	70
7.3.	Investment Property and other Equity Interests	70
7.4.	Certain After-Acquired Collateral	71
7.5.	No Assumption of Liability	71
7.6.	Further Assurances	71
7.7.	Foreign Subsidiary Stock	71
SECTION 8.	COLLATERAL ADMINISTRATION	71
8.1.	Borrowing Base Certificates	71
8.2.	Administration of Accounts	72
8.3.	[Reserved.]	72
8.4.	[Reserved.]	72
8.5.	Administration of Deposit Accounts	73
8.6.	General Provisions	73
8.7.	Power of Attorney	74
SECTION 9.	REPRESENTATIONS AND WARRANTIES	74
9.1.	General Representations and Warranties	74
9.2.	Complete Disclosure	79
SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	79
10.1.	Affirmative Covenants	79
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10.2.	Negative Covenants	82
10.3.	Fixed Charge Coverage Ratio	85
SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	85
11.1.	Events of Default	85
11.2.	Remedies upon Default	87
11.3.	License	88
11.4.	Setoff	88
11.5.	Remedies Cumulative; No Waiver	88
11.6.	Judgment Currency	89
SECTION 12.	AGENT	89
12.1.	Appointment, Authority and Duties of Agent	89
12.2.	Agreements Regarding Collateral and Field Examination Reports	91
12.3.	Reliance By Agent	91
12.4.	Action Upon Default	91
12.5.	Ratable Sharing	92
12.6.	Indemnification of Agent Indemnitees	92
12.7.	Limitation on Responsibilities of Agent	92
12.8.	Successor Agent and Co-Agents	92
12.9.	Due Diligence and Non-Reliance	93
12.10.	Replacement of Certain Lenders	93
12.11.	Remittance of Payments and Collections	94
12.12.	Agent in its Individual Capacity	94
12.13.	Agent Titles	95
12.14.	No Third Party Beneficiaries	95
SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	95
13.1.	Successors and Assigns	95
13.2.	Participations	95
13.3.	Assignments	96
SECTION 14.	MISCELLANEOUS	96
14.1.	Consents, Amendments and Waivers	96
14.2.	Indemnity	98
14.3.	Notices and Communications	98
14.4.	Performance of Borrowers’ Obligations	98
14.5.	Credit Inquiries	99
14.6.	Severability|	99
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14.7.	Cumulative Effect; Conflict of Terms	99
14.8.	Counterparts	99
14.9.	Entire Agreement	99
14.10.	Relationship with Lenders	99
14.11.	No Advisory or Fiduciary Responsibility	99
14.12.	Confidentiality	100
14.13.	GOVERNING LAW	100
14.14.	CONSENT TO FORUM	100
14.15.	Waivers by Obligors	100
14.16.	Patriot Act Notice	101
14.17.	Amendment and Restatement	101
SECTION 15.	GUARANTY OF ALL OBLIGATIONS	102
15.1.	Guaranty; Limitation of Liability	102
15.2.	Guaranty Absolute	102
15.3.	Waivers and Acknowledgments	104
15.4.	Subrogation	105
SECTION 16.	GUARANTY OF CANADIAN OBLIGATIONS	106
16.1.	Guaranty; Limitation of Liability	106
16.2.	Guaranty Absolute	107
16.3.	Waivers and Acknowledgments	109
16.4.	Subrogation	110

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1	Canadian Revolver Note
Exhibit A-2	U.S. Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice

Schedule 1.1	Commitments of Lenders
Schedule 1.2	Existing Letters of Credit
Schedule 1.3	Certain Cash and Non-Cash Expenses
Schedule 1.4	Existing Contingent Obligations
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.12	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.16	Burdensome Contracts
Schedule 9.1.17	Litigation
Schedule 9.1.16	Pension Plans
Schedule 9.1.21	Labor Contracts
Schedule 10.2.1	Existing Debt for Borrowed Money
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

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AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of July 16, 2009, among SPHERION CORPORATION, a Delaware corporation (“Company” and a “U.S. Borrower”), each of the Subsidiaries of the Company that may become U.S. borrowers hereunder as provided in Section 10.1.9 or otherwise (each a “U.S. Borrower” and together with the Company, the “U.S. Borrowers”), 6063721 CANADA INC., a Canadian corporation (the “Canadian Borrower” and together with the U.S. Borrowers, collectively, “Borrowers”), each of the Persons identified on the signature pages hereto as a guarantor and any other Person that becomes a guarantor hereunder as provided in Section 10.1.9 or otherwise (each a “Guarantor”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as collateral agent and administrative agent for the Lenders (“Agent”), WELLS FARGO FOOTHILL, LLC, as Syndication Agent, and REGIONS BANK, SUNTRUST BANK, and SIEMENS FINANCIAL SERVICES, INC., as Co-Documentation Agents. .

R E C I T A L S:

     A. Company, the Lenders, Agent and certain other agents are parties to that certain Credit Agreement dated July 24, 2003 (as amended from time to time to but excluding the date hereof, the “Original Credit Agreement”).

     B. Certain subsidiaries of Company have guaranteed the obligations of Company under the Original Credit Agreement pursuant to that certain Guaranty Agreement dated as of July 24, 2003 by Company and certain of its subsidiaries in favor of the Agent (as amended from time to time to but excluding the date hereof, the “Original Guaranty”).

     C. Company has requested that Agent and Lenders amend and restate the Original Credit Agreement, the Original Guaranty and certain other Loan Documents (as defined therein) and continue to provide the credit facilities thereunder to the Company and the other Borrowers hereunder to finance their mutual and collective business enterprise.

     D. Agent and Lenders are willing to continue to provide such credit facilities on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree that the Original Credit Agreement, Security Agreement (as defined in the Original Credit Agreement) and Pledge Agreement (as defined in the Original Credit Agreement) are hereby amended and restated as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. As used herein, the following terms have the meanings set forth below:

Acceleration Event: as defined in Section 11.3.

     Account: as defined in the UCC (or, with respect to any Accounts of the Canadian Credit Parties, as defined in the PPSA), including all rights to payment for goods sold or leased, or for services rendered.

     Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

     ACS Payment: the one-time payment of up to $1,273,000 made in connection with the termination of a capital lease as part of the restructuring of the Company's outsourcing contract with ACS.

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Adjusted Net Earnings from Operations: with respect to any fiscal period of the Company, the Company’s and its Subsidiaries', net income after provision for income taxes for such fiscal period, as determined on a consolidated basis in accordance with GAAP for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Company or its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which the Company or any Obligor has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Company or any Obligor in the form of cash distributions; (e) earnings of any Person to which assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or any Subsidiary shall have been merged or amalgamated, or which has been a party with the Company or any Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of debt or equity securities of the Company or any Subsidiary or from cancellation or forgiveness of Debt; (g) gain or non-cash loss arising from extraordinary items; and (h) non-cash expense related to (i) stock compensation of management and (ii) impairment of goodwill and intangible assets, all as determined in accordance with GAAP.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agent: as defined in the preamble to this Agreement.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, trustees, advisors, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.11.3.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act and the Proceeds of Crime Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable LC Issuer: (a) with respect to the Borrower Group made up of U.S. Borrowers, the U.S. LC Issuer and (b) with respect to the Borrower Group made up of Canadian Borrower, the Canadian LC Issuer.

Applicable Lenders: with respect to a Borrower Group, the Lenders having Borrower Group Commitments to Borrowers within such Borrower Group.

Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the Average Availability for the last Fiscal Quarter:

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Level	Average Availability	Base Rate Loans and Canadian Prime Rate Loans	LIBOR Loans and Canadian BA Rate Loans
I	≤ $60,000,000	3.25%	4.25%
II	> $60,000,000 ≤ $120,000,000	3.00%	4.00%
III	> $120,000,000	2.75%	3.75%

From the Closing Date to the Initial Adjustment Date (defined below), the Applicable Margin shall be determined as if Level II were applicable. The Applicable Margin shall be adjusted (up or down) by reference to the above grid prospectively on a quarterly basis as determined by the Average Availability for the fiscal quarter most recently ended, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Company’s quarterly financial statements and Compliance Certificate to Agent for the Fiscal Quarter ending September 27, 2009 (the “Initial Adjustment Date”). All adjustments in the Applicable Margin after the Initial Adjustment Date shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to Agent and the Lenders of quarterly unaudited or annual audited (as applicable) financial statements of the Company as required under this Agreement. Concurrently with the delivery of such financial statements, the Company shall deliver to Agent and the Lenders a Compliance Certificate, signed by a Senior Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margin. Failure to timely deliver such financial statements and Compliance Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margin to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of financial statements and Compliance Certificate demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction shall occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

     Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

     Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Asset Value: the greater of book value and fair market value.

     Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B, together with the applicable Assignment Notice in the form of Exhibit C.

     Availability: the sum of (a) U.S. Availability plus (b) the Dollar Equivalent of Canadian Availability.

     Average Availability: for any period, an amount equal to the sum of the actual amount of Availability on each calendar day during such period, as determined by Agent, divided by the number of calendar days in such period.

Average Canadian Facility Usage: as defined in Section 3.2.1.

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Average U.S. Facility Usage: as defined in Section 3.2.1.

     Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

     Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents, trustees, advisors and attorneys.

Bank Product: any U.S. Bank Products or Canadian Bank Products.

Bank Product Debt: all U.S. Bank Product Debt and Canadian Bank Product Debt.

Bankruptcy Code: Title 11 of the United States Code.

     Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30-day interest period as determined on such day, plus 1.0%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Board of Governors: the Board of Governors of the Federal Reserve System.

     Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

     Borrower Group: a group consisting of (a) U.S. Borrowers and each other U.S. Obligor; or (b) Canadian Borrower and each other Canadian Credit Party, as applicable.

     Borrower Group Collateral: with respect to the U.S. Lenders and U.S. Obligors, the U.S. Collateral and, with respect to Canadian Lenders and Canadian Obligors, the Canadian Collateral.

     Borrower Group Commitment: with respect to the commitment of a U.S. Lender, its U.S. Revolver Commitment and, with respect to a Canadian Lender, its Canadian Revolver Commitment; and the term “Borrower Group Commitments” means, collectively, the Borrower Group Commitments of U.S. Lenders and the Borrower Group Commitments of Canadian Lenders.

     Borrower Group Obligations: with respect to any Obligor, the portion of the Obligations owed by such Obligor and such Obligor’s Borrower Group.

     Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: the U.S. Borrowing Base or the Canadian Borrowing Base.

     Borrowing Base Certificate: a U.S. Borrowing Base Certificate or a Canadian Borrowing Base Certificate.

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     Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York (or, if such day relates to any Canadian Revolver Loan, Canadian LC, Canadian Lender or Canadian LC Issuer, any day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Toronto, Ontario), and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Calculation Data: as defined in Section 5.13.

CAM Exchange: as defined in Section 5.14.1.

CAM Exchange Date: as defined in Section 5.14.1.

CAM Percentage: as defined in Section 5.14.1.

Canadian Accounts Formula Amount: 85% of the Value of Eligible Canadian Accounts.

     Canadian Availability: the Canadian Borrowing Base minus the outstanding principal balance of all Canadian Revolver Loans.

     Canadian Availability Reserve: the sum (without duplication) of (a) the Canadian Payroll Reserve; (b) the Canadian LC Reserve; and (c) such additional Canadian Reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

     Canadian BA Rate: with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar Bankers’ Acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Agent is then offering to purchase Canadian Dollar Bankers’ Acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).

     Canadian BA Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

     Canadian Bank Product: any of the following products, services or facilities extended to Canadian Borrower or any Canadian Subsidiary by a Canadian Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by Canadian Borrower or a Canadian Subsidiary, other than Canadian Letters of Credit.

     Canadian Bank Product Debt: Debt and other obligations of a Canadian Credit Party relating to Canadian Bank Products.

     Canadian Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its reasonable discretion in respect of Canadian Bank Product Debt.

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     Canadian Benefit Plans: all employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Obligor or its Subsidiaries in respect of their employees or former employees in Canada.

Canadian Borrower: as defined in the preamble hereto.

     Canadian Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Canadian Revolver Commitments minus the Canadian LC Reserve; or (b) the Canadian Accounts Formula Amount minus the Canadian Availability Reserve.

     Canadian Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Canadian Borrower certifies calculation of the Canadian Borrowing Base.

     Canadian Collateral: all Property described in Section 7.1(b), all Property described in any Security Documents as security for any Canadian Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Canadian Obligations.

Canadian Commitment Adjustment: as defined in Section 2.1.5(e).

Canadian Commitment Adjustment Date: as defined in Section 2.1.5(e).

Canadian Commitment Adjustment Notice: as defined in Section 2.1.5(e).

     Canadian Commitment Percentage: as to any Canadian Lender at any time, the ratio, expressed as a percentage, which such Canadian Lender’s Canadian Revolver Commitment bears to the aggregate Canadian Revolver Commitments at such time.

     Canadian Credit Party: Canadian Borrower or any other Canadian Subsidiary which is an Obligor. For the avoidance of doubt, no Obligor which is organized in the United States or any state thereof shall constitute a Canadian Credit Party.

Canadian Dollars or Cdn$: the lawful currency of Canada.

     Canadian Dollar Equivalent: at any time, (i) with respect to any amount denominated in Canadian Dollars, such amount, and (ii) with respect to any amount denominated in any other currency, the amount of Canadian Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

Canadian Facility Guarantors: as defined in Section 16.1.

     Canadian Guarantor: Human Resource Capital Group Inc., a Canadian corporation, and any other Person that executes a Guaranty of the Canadian Obligations, including the U.S. Subsidiary Guarantors and U.S. Borrower Guarantors.

     Canadian Guaranty: each guaranty at any time executed by a Canadian Guarantor in favor of Agent guaranteeing all or any portion of the Canadian Obligations.

     Canadian LC Issuer: Bank of America (acting through its Canada branch) or an Affiliate of Bank of America.

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     Canadian LC Issuer Indemnitees: Canadian LC Issuer and its officers, directors, employees, Affiliates, agents, trustees, advisors and attorneys.

     Canadian LC Application: an application by Canadian Borrower to Canadian LC Issuer for issuance of a Canadian Letter of Credit, in form and substance satisfactory to Canadian LC Issuer.

     Canadian LC Conditions: the following conditions necessary for issuance of a Canadian Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, (i) total Canadian LC Obligations do not exceed the Canadian Letter of Credit Subline, (ii) no Canadian Overadvance exists, (iii) the aggregate outstanding amount of the Canadian Revolver Loans of any Canadian Lender, plus such Canadian Lender’s Pro Rata portion of all outstanding Canadian LC Obligations does not exceed such Canadian Lender’s Canadian Revolver Commitment and (iv) if no Canadian Revolver Loans are outstanding, the Canadian LC Obligations do not exceed the Canadian Borrowing Base (without giving effect to the Canadian LC Reserve for purposes of this calculation); (c) the expiration date of such Canadian Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the Canadian Letter of Credit and payments thereunder are denominated in Canadian Dollars; (e) the form of the proposed Canadian Letter of Credit is satisfactory to Agent and Canadian LC Issuer in their discretion; and (f) no default of any Canadian Lender’s obligations to fund under Section 2.3.2(b) exists or any Canadian Lender is at such time an Impacted Lender hereunder, unless the Canadian LC Issuer has entered into arrangements satisfactory to such Canadian LC Issuer with the Borrower Agent or such Canadian Lender to eliminate the Canadian LC Issuer’s risk with respect to such Canadian Lender.

     Canadian LC Documents: all documents, instruments and agreements (including Canadian LC Requests and Canadian LC Applications) delivered by Canadian Borrower to Canadian LC Issuer or Agent in connection with the issuance, amendment or renewal of, or payment under, any Canadian Letter of Credit.

     Canadian LC Obligations: the sum (without duplication) in Canadian Dollars of (a) all amounts owing by Canadian Borrower for any drawings under Canadian Letters of Credit, to the extent that the same have not been repaid through the funding of Revolver Loans; (b) the undrawn amount of all outstanding Canadian Letters of Credit; and (c) all fees and other amounts due and payable with respect to Canadian Letters of Credit.

     Canadian LC Request: a request for issuance of a Canadian Letter of Credit, to be provided by Canadian Borrower to Canadian LC Issuer, in form satisfactory to Agent and Canadian LC Issuer.

     Canadian LC Reserve: the aggregate of all Canadian LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges due and payable to the Canadian LC Issuer.

     Canadian Lenders: Bank of America, N.A. (acting through its Canada branch) and each other Lender permitted hereunder that has issued a Canadian Revolver Commitment.

     Canadian Letter of Credit: any standby or documentary letter of credit denominated in Canadian Dollars and issued by Canadian LC Issuer for the account of Canadian Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Canadian LC Issuer for the benefit of Canadian Borrower.

Canadian Letter of Credit Fee: as defined in Section 3.2.2(b).

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Canadian Letter of Credit Subline: $2,000,000.

Canadian Obligations: on any date, the portion of the Obligations outstanding that are owing by Canadian Borrower or any other Canadian Obligor.

Canadian Obligations Guaranty: as defined in Section 16.1.

Canadian Obligor: Canadian Borrower or a Canadian Guarantor or any other Person that is liable for payment of any Canadian Obligations or that has granted a Lien in favor of Agent on its assets to secure any Canadian Obligations.

Canadian Overadvance: as defined in Section 2.1.6(b).

Canadian Overadvance Loan: a Canadian Prime Rate Revolver Loan made when a Canadian Overadvance exists or is caused by the funding thereof.

Canadian Payroll Reserve: a reserve in an amount equal to the weekly Payroll Expenses of Canadian Borrower and the Canadian Subsidiaries for the payroll week most recently ended prior to the date of determination thereof; provided however, that if the Fixed Charge Coverage Ratio for the most recently ended Fiscal Month is less than 2.75 to 1.00 for the trailing twelve Fiscal Month period then ended, the Payroll Reserve shall be twice the weekly Payroll Expenses of Canadian Borrower and the Canadian Subsidiaries for the payroll week most recently ended prior to the date of determination thereof.

Canadian Pension Plan: a plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or statute or tax statute or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Obligor in respect of its Canadian employees or former employees.

Canadian Prime Rate: for any day, a per annum rate equal to the greater of (a) the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America – Canada Branch as its “prime rate” for loans in Canadian Dollars; (b) the Bank of Canada Rate for such day, plus 0.50%; or (c) the Canadian BA Rate for a one-month interest period as determined on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.0%.

Canadian Prime Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

Canadian Priority Payables Reserve: on any date of determination for Canadian Credit Parties, reserves established by Agent for amounts payable by Canadian Credit Parties and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to or pari passu with Agent’s Liens and/or for amounts which represent costs relating to the enforcement of Agent’s Liens including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts payable under the Wage Earner Protection Program Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or Canadian Benefit Plan under the Canada Pension Plan, the PBA, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or pari passu with any Liens granted to Agent in the future.

Canadian Protective Advances: as defined in Section 2.1.7(b).

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Canadian Reimbursement Date: as defined in Section 2.3.2(b).

Canadian Reserves: reserves that limit the availability of credit hereunder, consisting of, without duplication, reserves against Canadian Availability or Eligible Canadian Accounts established by Agent from time to time in its Credit Judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment exercised in good faith and consistent with accepted practices of the asset based lending industry: (a) Canadian Bank Product Reserves, (b) the Rent and Charges Reserve with respect to Canadian Credit Parties, (c) reserves for Dilution with respect to Accounts of the Canadian Credit Parties, and (d) the Canadian Priority Payables Reserve.

Canadian Revolver Commitment: for any Canadian Lender, its obligation to make Canadian Revolver Loans and to participate in Canadian LC Obligations up to the maximum principal amount equal to the Canadian Dollar Equivalent of its Canadian Commitment Percentage of the aggregate amount of all Canadian Revolver Commitments, which are shown in Dollars on Schedule 1.1 as of the Closing Date, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. Notwithstanding the fact each Canadian Revolver Commitment is denominated in Dollars, all Canadian Revolver Loans and participations in Canadian Letters of Credit shall be funded in Canadian Dollars.

Canadian Revolver Commitments: the aggregate amount of the Canadian Revolver Commitment of all Canadian Lenders as such Canadian Revolver Commitments may be adjusted from time to time in accordance with the provisions of Sections 2.1.5(e) or 11.2; provided, that in no event shall the aggregate amount of such Canadian Revolver Commitments exceed $15,000,000.

Canadian Revolver Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Canadian Borrower terminates the Canadian Revolver Commitments pursuant to Section 2.1.5; (c) the date on which U.S. Borrowers terminate the U.S. Revolver Commitments pursuant to Section 2.1.5 or (d) the date on which the Canadian Revolver Commitments or U.S. Revolver Commitments are terminated pursuant to Section 11.2.

Canadian Revolver Exposure: on any date, an amount equal to the sum of the Dollar Equivalent of the Canadian Revolver Loans plus Canadian LC Obligations outstanding on such date.

Canadian Revolver Facility: the credit facilities provided by Canadian Lenders under Section 2 hereof, including (a) Canadian Revolver Loans, (b) Canadian Letters of Credit and Canadian Protective Advances and participations therein, and (c) Canadian Overadvances.

Canadian Revolver Loan: a loan made pursuant to Section 2.1.2 and any Canadian Overadvance Loan or Canadian Protective Advance.

Canadian Revolver Note: a promissory note to be executed by Canadian Borrower in favor of a Canadian Lender in the form of Exhibit A-1, which shall evidence the Canadian Revolver Loans made by such Canadian Lender.

Canadian Secured Parties: Agent, Canadian LC Issuer, Canadian Lenders and providers of Canadian Bank Products.

Canadian Security Agreement: each general security agreement and each deed of movable hypothec between any Canadian Obligor and Agent.

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Canadian Subsidiary: a Subsidiary of an Obligor organized under the laws of Canada or any province or territory thereof.

Canadian Unused Fee: as defined in Section 3.2.1(b).

Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by a Borrower or Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, or if elected by Agent, a letter of credit issued in favor of Agent in form and substance reasonably acceptable to Agent by a bank reasonably acceptable to Agent, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of Cash Collateral to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s reasonable and good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States or Canadian government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States, Canada or any state or district of the United States or province or territory of Canada, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.).

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Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

Chattel Paper: as defined in the as defined in the PPSA.

Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all reasonable costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

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Collateral: all U.S. Collateral and all Canadian Collateral.

Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments.

Compliance Certificate: a certificate, in form and substance reasonably satisfactory to Agent, including, without limitation, (a) certification by the Borrowers as to no Default or Event of Default and the calculation of the Fixed Charge Coverage Ratio for the most recently ended trailing twelve month period, (b) a list of all outstanding Bank Products and (c) a determination of the applicable Level for the Applicable Margin (including a calculation of Average Availability used in such determination).

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Credit Judgment: Agent’s judgment exercised reasonably and in good faith, based upon its consideration of any factor that it believes, reasonably and in good faith, (a) could materially and adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could reasonably be expected to result in a Default or an Event of Default. In exercising such judgment, Agent may consider any factors that could reasonably be expected to materially increase the credit risk of lending to Borrowers on the security of the Collateral.

Creditor Representative: under any Applicable Law, a receiver, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator or similar officer or fiduciary.

Crossover Lender: any U.S. Lender that is also Canadian Lender or that has an Affiliate that is a Canadian Lender

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances by other Persons of any kind, (b) all monetary

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obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all monetary obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all monetary obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the Ordinary Course of Business, and deferred compensation), (e) all obligations due under Capital Leases or “synthetic” or similar leases of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Debt of others secured by any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, and (i) all Contingent Obligations of such Person relating to Debt of others. The Debt of any Person shall include the Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Debt provide that such Person is not liable therefor.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: a Lender during the period and only for so long as a Lender Default is in effect with respect to such Lender.

Deposit Account Control Agreements: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Designated Obligations: as defined in Section 5.14.1.

Dilution: bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dividend: as defined in Section 7.3.3.

Document: as defined in the UCC (or, with respect to any Document of a Canadian Credit Party, a “document of title” as defined in the PPSA).

Dollar Equivalent: at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any other currency, the amount of Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

Dollars: lawful money of the United States.

Dominion Account: a special account established by Borrowers at Bank of America or another bank commercially acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

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EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries with respect to any fiscal period of the Company and its Subsidiaries, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, Federal, state, local and foreign income taxes, depreciation and amortization.

Eligible Account: an Eligible Canadian Account or an Eligible U.S. Account.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based or Canadian-based Affiliate or branch of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion; provided that any Person under any such clauses (a) or (b) which is to become a Canadian Lender shall have the ability to make loans in Canadian Dollars of the type being made hereunder in Canada and shall be a resident of Canada for income tax purposes (or, if such Person is not a resident of Canada for income tax purposes, such Person shall be at arms’ length for income tax purposes from Canadian Borrower). Notwithstanding the foregoing, in no event shall (i) any Person in substantially the same line of business as Obligors (or any Affiliate of any such Person) constitute an Eligible Assignee, nor (ii) any Obligor (nor any affiliate of an Obligor) constitute an Eligible Assignee.

Eligible Canadian Account: an Account owing to a Canadian Credit Party that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Canadian Dollars and is deemed by Agent, in its Credit Judgment, to be an Eligible Canadian Account. Without limiting the foregoing, no Account shall be an Eligible Canadian Account if:

(a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause (a);

(c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 25% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time);

(d) it has not been invoiced and billed to the applicable Account Debtor or otherwise does not conform with a covenant or representation herein;

(e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof);

(f) a check, promissory note, draft, trade acceptance or other instrument for the payment of money with respect to such Account (or any other Account due from such Account Debtor) has been received, presented for payment and returned uncollected for any reason;

(g) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding

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up its affairs, or is not Solvent; or the applicable Canadian Credit Party is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

     (h) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada;

     (i) it is owing by a Government Authority, unless the applicable Canadian Credit Party has taken all action reasonably necessary to permit the assignment of such Account to the Agent and to enable Agent to require the Account Debtor to make payment directly to Agent with respect to such Account;

     (j) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien, other than Permitted Liens that are junior in right of payment to Agent’s Liens;

     (k) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

     (l) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

     (m) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

     (n) it arises from a sale to an Affiliate of any Canadian Credit Party, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

     (o) it represents a progress billing (as hereinafter defined) or retainage “progress billing” meaning any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the applicable Canadian Credit Party’s completion of any further performance under the contract or agreement;

     (p) the Account Debtor for such Account is located in any jurisdiction requiring the qualification of the applicable Canadian Credit Party to do business or the filing of a Notice of Business Activities Report or similar report by the applicable Canadian Credit Party in order to permit the Canadian Credit Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Canadian Credit Party has qualified to do business in such jurisdiction or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

     (q) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

     In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

     Eligible U.S. Account: an Account owing to a U.S. Obligor that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be an Eligible U.S. Account. Without limiting the foregoing, no Account shall be an Eligible U.S. Account if:

     (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

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     (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause (a);

     (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 25% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time);

     (d) it has not been invoiced and billed to the applicable Account Debtor or otherwise does not conform with a covenant or representation herein;

     (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof);

     (f) a check, promissory note, draft, trade acceptance or other instrument for the payment of money with respect to such Account (or any other Account due from such Account Debtor) has been received, presented for payment and returned uncollected for any reason;

     (g) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Obligor is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

     (h) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada;

     (i) it is owing by a Government Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act, or (ii) the applicable Obligor has taken all action reasonably necessary to permit the assignment of such Account to Agent and to enable Agent to require the Account Debtor to make payment directly to Agent with respect to such Account;

     (j) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien, other than Permitted Liens that are junior in right of payment to Agent’s Liens;

     (k) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

     (l) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

     (m) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

     (n) it arises from a sale to an Affiliate of any Obligor, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

     (o) it represents a progress billing (as hereinafter defined) or retainage; “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the applicable U.S. Obligor’s completion of any further performance under the contract or agreement;

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(p) the Account Debtor for such Account is located in any state requiring the qualification of the applicable Obligor to do business or the filing of a Notice of Business Activities Report or similar report by the applicable Obligor in order to permit the Obligor to seek judicial enforcement in such state of payment of such Account, unless such Obligor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

(q) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Unbilled U.S. Account: an Account that (a) is otherwise an Eligible U.S. Account except for the fact that it has not been invoiced and billed to the applicable Account Debtor, (b) arises from amounts charged on an hourly basis and is supported by signed time cards or such other documentation as is reasonably acceptable to Agent; (c) has been unbilled for less than thirty (30) days; and (d) can be confirmed by Agent as invoiced and billed within thirty (30) days of creation of such Account.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equipment: as defined in the UCC (or, in the case of any Equipment of a Canadian Credit Party, as defined in the PPSA), including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of

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operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.1.

     Exchange Rate: on any date, (i) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by Bank of America at its noon spot rate at which Dollars are offered on such date for Canadian Dollars, and (ii) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by Bank of America at its noon spot rate at which Canadian Dollars are offered on such date for such Dollars.

     Excluded Account: (i) any account used exclusively for payroll, payroll taxes or employee benefits (including that certain investment account with Wilmington Trust relating to the Company's deferred compensation program), (ii) any "zero balance" account or similar "master account" used primarily as an operating or funding account containing de minimus balances in the Ordinary Course of Business, and (iii) any other account containing not more that $100,000 at any time and not more than $500,000 in the aggregate for all such accounts.

     Excluded Tax: with respect to Agent, any Lender, LC Issuer or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or Canada or any similar tax imposed by any other jurisdiction in which any Borrower is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax; and (e) any Canadian withholding tax that is (i) required pursuant to the laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent such Lender (or its assignor, if any) was entitled at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax.

     Exhaustion of U.S. Credit Support: all amounts collected by Agent or, in the good faith determination of Agent, available for collection by Agent from or on account of the U.S. Obligors or in respect of the U.S. Collateral upon the exercise of the remedies provided for in Section 11.2 have been applied in full to the payment or Cash Collateralization of U.S. Obligations.

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Existing Letters of Credit: those letters of credit denominated in Dollars and issued under the Original Credit Agreement and specified on Schedule 1.2.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement between Agent and Borrowers.

Fiscal Month: each fiscal month of Company and Subsidiaries for accounting purposes.

Fiscal Quarter: each period of three Fiscal Months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Company and Subsidiaries for accounting and tax purposes. The Company’s current Fiscal Year will end on December 27, 2009.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDA plus the one-time cash and non-cash expenses identified on Schedule 1.3, minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans), minus cash taxes paid or past due (Federal, state, provincial, municipal, local or foreign) and minus all pension contribution payments in excess of accruals, to (b) Fixed Charges.

Fixed Charge Trigger Period: the period (a) commencing on the day that Availability is less than the Fixed Charge Trigger Threshold at any time and (b) continuing until the date that during the previous 90 consecutive days Availability has been greater than the Fixed Charge Trigger Threshold at all times.

Fixed Charge Trigger Threshold: the greater of (i) $30,000,000 or (ii) 12% of the Total Revolver Commitments.

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Fixed Charges: the sum of (a) net interest expense paid or past due (other than payment-in-kind) after deduction of interest income received, plus (b) any scheduled principal payments on any Debt (other than principal repayments of the Revolver Loans, the Technisource Repayment and the ACS Payment).

Floating Rate Loan: a Base Rate Loan or a Canadian Prime Rate Loan.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations could result in material tax liability to Borrowers, which for the avoidance of doubt, does not include Canadian Subsidiaries with respect to Canadian Loans.

FSCO: The Financial Services Commission of Ontario or like body in any other province or territory of Canada and any other Governmental Authority succeeding to the functions thereof.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof (or Cash Collateralization thereof to the extent contemplated by clause (b) of this definition), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof; (c) a release of any Claims of Obligors against Agent, Lenders and LC Issuer arising on or before the payment date; and (d) the termination or expiration of all Commitments related to such Loans.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

General Intangibles: as defined in the UCC (or, with respect to any General Intangible of a Canadian Credit Party, an “intangible” as defined in the PPSA), including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

Goods: as defined in the PPSA.

Governmental Approvals: all applicable authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any applicable federal, state, provincial, territorial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, Canada, a province or territory thereof, or any other foreign entity or government.

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Guarantor Payment: as defined in Section 5.11.3.

Guarantors: each Person who guarantees payment or performance of the whole or any part of the Obligations, including (i) in the case of the Obligations, each of the U.S. Subsidiary Guarantors signatory hereto from time to time as guarantors of the Obligations, and (ii) in the case of the Canadian Obligations, in addition to those guarantors identified in clause (i), the Canadian Guarantors and the U.S. Borrower Guarantors as guarantors of the Canadian Obligations.

Guaranty: each guaranty agreement, including the guaranties set forth in Sections 15 and 16, now or hereafter executed by a Guarantor in favor of Agent and the Applicable Lenders with respect to any of the Obligations of a Borrower Group, and each other guaranty and guaranty supplement delivered pursuant to Section 10.1.9.

Hedging Agreement: any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

Immaterial Acquisition: any acquisition of the assets or Equity Interests of any franchisee of the Borrowers that would satisfy the requirements of clauses (b)(i), (iii) and (iv) of the definition of “Permitted Acquisitions” and for aggregate consideration (including cash, notes, assumed debt, contingent payments and Equity Interests) of up to $2,000,000 in any Fiscal Year and $5,000,000 during the term of this Agreement.

Immaterial Subsidiary: (a) any Foreign Subsidiary (other than any Canadian Credit Party) and (b) any U.S. Subsidiary that has assets with an Asset Value or net income in any Fiscal Year, whichever is greater, of less than $5,000,000; provided, that the aggregate Asset Value of such assets or amount of income, when added to the assets and income of all other Immaterial Subsidiaries under this clause (b) is not in excess of $15,000,000 at any time.

Impacted Lender: at any date (i) a Lender which is then a Defaulting Lender or (ii) a Lender (A) which Agent or any applicable LC Issuer, as applicable, in good faith believes has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (B) is Controlled by a Person that has been deemed insolvent or become subject to a bankruptcy, insolvency, receivership, conservatorship or other similar proceeding.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Canadian LC Issuer Indemnitees, US LC Issuer Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Instrument: as defined in the PPSA.

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Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that an Obligor’s or Subsidiary’s ownership, use, marketing, sale or distribution of any services, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Expense: for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Company and its Subsidiaries during such period on all Debt of the Company and its Subsidiaries during such period, determined in accordance with GAAP, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases), net of all interest income they receive or accrue during such period.

Interest Period: as defined in Section 3.1.4.

Interest Period Loan: a LIBOR Loan or a Canadian BA Rate Loan.

Inventory: as defined in the UCC (or, with respect to any Inventory of a Canadian Credit Party, as defined in the PPSA), including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

Investment Property: as defined in the UCC (or, with respect to any Investment Property of a Canadian Credit Party, “security” as defined in the PPSA).

IRS: the United States Internal Revenue Service.

LC Issuers: the U.S. LC issuer and the Canadian LC issuer.

LC Conditions: the U.S. LC Conditions and the Canadian LC Conditions.

LC Obligations: the sum (without duplication) of the Dollar Equivalent Amount of (a) all amounts owing by Borrowers for any drawings under Letters of Credit, to the extent that the same have not been repaid through funding of Revolver Loans; (b) the undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts due and payable with respect to Letters of Credit.

Lender Default: with respect to any Lender as reasonably determined by Agent, that such Lender (i) has failed to fund any portion of the Loans or participations in any LC Obligations required to be funded by it hereunder, (ii) has notified the Borrower Agent, Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it has committed to extend credit, (iii) has failed, within three Business Days (or prior to the applicable date on which it is required hereunder to fund any portion of the Loans or participations in LC Obligations required to be funded by it hereunder (each, a “Funding

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Date”), if earlier) after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in LC Obligations; provided that a Lender Default with respect to such Lender shall cease to exist under this clause (iii) upon receipt of such confirmation by Agent, (iv) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due or prior to the Funding Date, if earlier, unless the subject of a good faith dispute or (v) (A) has become or is insolvent or has a parent company that has become or is insolvent or (B) has become the subject of an Insolvency Proceeding, or has had a receiver, interim receiver, receiver and manager, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of an Insolvency Proceeding, or has had a receiver, interim receiver, receiver and manager, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender Default shall not exist with respect to a Lender solely by virtue of the ownership or acquisition of an Equity Interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, trustees, advisors, agents and attorneys.

Lenders: as defined in the preamble to this Agreement and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any U.S. Letter of Credit or Canadian Letter of Credit.

LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan: a U.S. Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory or deemed trusts, reservations, exceptions, encroachments,

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easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Revolver Loan.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, condition (financial or otherwise) of Obligors taken as a whole, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of any Obligor to perform any material obligations under the Loan Documents in any material respect, including repayment of any Obligations; or (c) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any material Collateral.

Material Contract: any agreement or arrangement to which an Obligor or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $5,000,000 or more.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien

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senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form reasonably satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form reasonably satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that in no event shall Bank Product Debt payable to any Lender or any Affiliate of any Lender (other than Bank of America and its Affiliates) constitute “Obligations” unless (i) such Bank Product Debt was incurred after such Lender or such Affiliate has provided written notice to Agent that such Lender or Affiliate intends to provide Bank Products and the amount and nature thereof (together with written notice to Agent if at any time the aggregate amount of Bank Product Debt payable to such Lender increases by more than $100,000) and setting forth a reasonably detailed calculation thereof with a description of the methodology applied in such calculation, (ii) with respect to U.S. Bank Product Debt, sufficient U.S. Availability exists to impose a U.S. Bank Product Reserve in respect of such U.S. Bank Product Debt without creating a U.S. Overadvance, (iii) with respect to Canadian Bank Product Debt, sufficient Canadian Availability exists to impose a Canadian Bank Product Reserve in respect of such Canadian Bank Product Debt without creating a Canadian [Overadvance][Trigger Period], (iv) Agent has established such Bank Product Reserve, and (v) Agent has acknowledged in writing to such Lender or such Affiliate that the foregoing conditions have been met and the applicable Bank Product Debt constitutes “Obligations” under this Agreement (which notice Agent agrees to deliver promptly following the satisfaction of the conditions set forth in the foregoing clauses (i), (ii), (iii) and (iv)).

Obligor: a U.S. Obligor or Canadian Obligor.

Ordinary Course of Business: the ordinary course of business of any Obligor or Subsidiary, consistent with past practices and undertaken in good faith.

Original Credit Agreement: as defined in Recital A on the first page of this Agreement.

Original Guaranty: as defined in Recital B on the first page of this Agreement.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, memorandum of association, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

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OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Note; LC Document; Fee Letter; Lien Waiver; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: a Canadian Overadvance or a U.S. Overadvance.

Overadvance Loan: a Canadian Overadvance Loan or a U.S. Overadvance Loan.

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

Payroll Expense: all payroll expenses (including salary, hourly wages, payroll taxes, bonuses and commissions) of the applicable Borrower Group and Subsidiaries calculated on a weekly basis; provided, however, that with respect to any such payroll expenses that are paid on a two-week cycle there shall be included one-half of those payroll expenses for the two-week cycle most recently ended prior to any date of determination of Payroll Expense.

PBA: the Pensions Benefits Act (Ontario) or any other Canadian federal or provincial statute in relation to Canadian Pension Plans.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: (a) any Immaterial Acquisition and (b) any acquisition by an Obligor or Subsidiary of all or substantially all of the assets or a line of business of a Person or all or substantially all of the Equity Interests of a Person so long as (i) no Default or Event of Default exists or would be caused thereby, (ii) EBITDA (actual or pro forma after adjustments reasonably acceptable to Agent) attributable to such acquired assets or Person for the most recently ended twelve (12) month period prior to such acquisition is greater than zero, (iii) Availability immediately after giving effect to such Acquisition, and Average Availability for the 90 day period prior to such Acquisition (after giving pro forma effect thereto), in each case, shall not be less than $50,000,000 and (iv) the Person so acquired shall be in substantially the same line of business as the Company and its Subsidiaries; provided, however, that no Accounts of such Person so acquired shall be included in the Borrowing Base without the prior written consent of Agent after completion of all audits, exams and other due diligence by and with results satisfactory to Agent.

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     Permitted Asset Disposition: as long as no Default or Event of Default exists or would result therefrom and all Net Proceeds arising from the sale of Collateral are remitted to Agent for application to the Obligations hereunder, an Asset Disposition that is (a) a disposition of (i) Equipment or other tangible assets in the Ordinary Course of Business that is worn, damaged or obsolete and (ii) other Equipment or other tangible assets that, together with all other dispositions of other Equipment or other tangible assets during any Fiscal Year, have a fair market or book value (whichever is more) of up to $10,000,000; provided, however, that the Obligors and Subsidiaries may make additional dispositions of other Equipment and tangible assets under this clause (ii) having an aggregate Asset Value of up to an additional $40,000,000 in any Fiscal Year if Availability is greater than $50,000,000 before and after giving effect to any such additional disposition; (b) a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (c) a disposition of assets occurring as part of a merger, amalgamation or consolidation permitted under Section 10.2.9; or (d) a transfer of Property by a Subsidiary to a Borrower; and (e) any sale leaseback transaction with respect to all or part of the Company’s headquarters office facilities located at 2050 Spectrum Boulevard in Ft. Lauderdale, Florida entered into on commercially reasonable terms (and any such transaction shall not count against the limitations set forth in clause (a) of this definition).

     Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) in support of Debt for Borrowed Money existing on the Closing Date and identified on Schedule 1.4, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) in support of Debt permitted under Section 10.2.1(k); (e) incurred in the Ordinary Course of Business with respect to workers’ compensation insurance programs, surety, appeal or performance bonds, or other similar obligations; (f) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (g) arising under the Loan Documents; or (h) in support of franchisees and licensees of the Company and its Subsidiaries in an aggregate amount of up to $20,000,000 at any time.

     Permitted Distributions: any Distributions other than Upstream Payments so long as (a) no Default or Event of Default exists immediately prior to or would result directly or indirectly from such Distributions, and (b) Availability immediately after giving effect to such Distribution, and Average Availability for the 90 day period prior to such Distribution (after giving pro forma effect thereto), in each case, shall not be less than $50,000,000.

     Permitted Intercompany Advances: loans, advances, capital contributions, credits, adjustments to, or payments made on behalf of or letters of credit issued for the account of, (a) any Obligor (i) to fund payments due in connection with retained layers of coverage and other insurance arrangements in the Ordinary Course of Business or (ii) to fund operating expenses or other working capital needs in the Ordinary Course of Business or (b) any Immaterial Subsidiary to fund operating expenses or other working capital needs in the Ordinary Course of Business to the extent the aggregate net outstanding amount of such loans, advances, capital contributions, credits, adjustments, letters of credit or payments made to or on behalf of such Immaterial Subsidiaries after the Closing Date does not increase by more than $5,000,000 in the aggregate and no Event of Default exists before or immediately after such loans, advances, capital contributions, credits, adjustments, or payments.

     Permitted Investments: Investments consisting of (a) Investments in Subsidiaries to the extent such Subsidiaries are existing on the Closing Date and Subsidiaries which become Borrowers or Guarantors hereunder in accordance with Section 10.1.9; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Permitted Acquisitions; (e) Permitted Other Investments; (f)

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Permitted Intercompany Advances; and (g) Investments in the form of loans to franchisees and licensees of the Credit Parties created or acquired in the ordinary course of the Credit Parties’ business in an aggregate amount at any time outstanding of up to $2,000,000.

Permitted Lien: as defined in Section 10.2.2.

Permitted Other Investment: any Investment other than a Permitted Acquisition or Permitted Investment so long as (a) no Default or Event of Default exists immediately prior to or would result directly or indirectly from such Investment, and (b) Availability immediately after giving effect to such Investment and average daily Availability for the most recently ended 90 day period after giving pro forma effect to such Investment, in each case, shall not be less than $50,000,000.

Permitted Purchase Money Debt: Purchase Money Debt of Obligors and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $10,000,000 at any time.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Pledged Interests: as defined in Section 7.3.1.

PPSA: the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of Agent’s security interest in any Collateral of any Canadian Credit Party are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

Prime Rate: for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Rata: with respect to:

(a) any U.S. Lender and its share of any U.S. Revolver Commitments or U.S. Obligations, or its voting or other rights with respect to, or any other matters relating to, the U.S. Revolving Facility, (i) prior to the U.S. Revolver Commitment Termination Date, a percentage (carried out to the ninth decimal place) determined by dividing the amount of such U.S. Lender’s U.S. Revolver Commitment by the aggregate amount of all U.S. Revolver Commitments (the “U.S. Applicable Percentage”), and (ii) upon and after the U.S. Revolver Commitment Termination Date, the U.S. Applicable Percentage of such U.S. Lender under this clause most recently in effect, giving effect to any subsequent assignment;

(b) any Canadian Lender and its share of any Canadian Revolver Commitments or Canadian Obligations, or its voting or other rights with respect to or matters relating to the Canadian Revolving

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Facility, (i) prior to the Canadian Revolver Commitment Termination Date, a percentage (carried out to the ninth decimal place) determined by dividing the amount of such Canadian Lender’s Canadian Revolver Commitment by the aggregate amount of all Canadian Revolver Commitments (the “Canadian Applicable Percentage”), and (ii) upon and after the Canadian Revolver Commitment Termination Date, the Canadian Applicable Percentage of such Canadian Lender under this clause most recently in effect, giving effect to any subsequent assignment; and

(c) any Lender and its share of all Revolver Commitments or Obligations, or its voting or other rights with respect to or matters relating to the Revolving Facility as a whole, including indemnity obligations and reimbursement obligations owing to Agent, (i) prior to the occurrence of either the U.S. Revolver Commitment Termination Date or the Canadian Revolver Commitment Termination Date, a percentage (carried out to the ninth decimal place) determined by dividing the amount of such Lender’s U.S. Revolver Commitment and Dollar Equivalent of Canadian Revolver Commitment by the aggregate amount of the Dollar Equivalent of all Revolver Commitments (the “Applicable Percentage”); and (ii) upon and after the occurrence of either the U.S. Revolver Commitment Termination Date or the Canadian Revolver Commitment Termination Date, the Applicable Percentage of such Lender under this clause most recently in effect, giving effect to any subsequent assignment.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any material assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded or stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: U.S. Protective Advances and Canadian Protective Advances.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC, PPSA or other applicable law.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it, taken as a whole, are not materially less favorable

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to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; (f) the terms of such refunding, renewal or extension, taken as a whole are not materially less favorable to the applicable Obligor, Agent or the Lenders than the original Debt and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(c), (e), (h) or (j).

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord for any premises at which material tangible Collateral is located or at which material books and records with respect to Collateral are located, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral which would be senior to Agent’s Lien plus, (b) if such Person has not executed and delivered a Lien Waiver, a reserve at least equal to three months rent and other charges that could reasonably be expected to be payable to any such Person.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Canadian Lenders: as of any date of determination and subject to Section 4.2 hereof, Canadian Lenders holding more than 50% of the aggregate Canadian Revolver Commitments, or, if the Canadian Revolver Commitments shall have terminated, Lenders holding Canadian Revolver Loans representing more than 50% of the total outstanding Canadian Revolver Loans.

Required Lenders: as of any date of determination and subject to Section 4.2 hereof, Lenders holding more than 50% of the Total Revolver Commitments, or, if the Revolver Commitments shall have terminated, Lenders holding Loans representing more than 50% of the total outstanding Loans.

Required U.S. Lenders: as of any date of determination and subject to Section 4.2 hereof, U.S. Lenders holding more than 50% of the aggregate U.S. Revolver Commitments, or, if the U.S. Revolver Commitments shall have terminated, Lenders holding U.S. Revolver Loans representing more than 50% of the total outstanding U.S. Revolver Loans.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Reset Date: as defined in Section 5.13.

Restricted Investment: any Investment by an Obligor or Subsidiary, other than Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

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Revolver Commitment: for any Lender, sum of such Lender’s U.S. Revolving Commitment and such Lender’s Canadian Revolver Commitment.

Revolver Facility: the U.S. Revolver Facility or the Canadian Revolver Facility. Revolver Loan: a U.S. Revolver Loan or a Canadian Revolver Loan. Revolver Termination Date: July 24, 2013.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by an Obligor under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Secured Parties: the U.S. Secured Parties and the Canadian Secured Parties.

Security Documents: the Deposit Account Control Agreements, the Canadian Security Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer, vice president – finance, or vice president - legal of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report delivered by Agent to Lenders summarizing (a) the U.S. Revolver Loans and participations in U.S. LC Obligations outstanding as of a given settlement date, allocated to U.S. Lenders on a Pro Rata basis in accordance with their U.S. Revolver Commitments and (b) the Canadian Revolver Loans and participations in Canadian LC Obligations outstanding as of a given settlement date, allocated to Canadian Lenders on a Pro Rata basis in accordance with their Canadian Revolver Commitments.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or, with respect to any Canadian Credit Party, is not an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada); and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt of any Obligor that is subordinated to the Obligations on terms and conditions reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other

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entities in which such Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Technisource: Technisource, Inc., a Delaware corporation.

Technisource Repayment: the one–time payment in the amount of $13,800,000 made by the Company as payment in full of certain deferred purchase price obligations owing to the sellers in connection with the acquisition of Technisource.

Termination Event: (a) the whole or partial withdrawal of Canadian Borrower or any Canadian Guarantor from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination of partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.

Total Obligations Guaranty: as defined in Section 15.1.

Total Revolver Commitments: the aggregate amount of U.S. Revolver Commitments of all U.S. Lenders and the Dollar Equivalent of Canadian Revolver Commitments of all Canadian Lenders.

Total Revolver Exposure: on any date, the sum of (i) the U.S. Revolver Exposure plus (ii) the Dollar Equivalent of the Canadian Revolver Exposure.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type: any type of a Loan (i.e., Base Rate Loan, LIBOR Loan, Canadian BA Rate Loan or Canadian Prime Rate) that has the same interest option and, in the case of LIBOR Loans and Canadian BA Rate Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of an Obligor to such Obligor.

U.S. Accounts Formula Amount: the sum of (a) 85% of the Value of Eligible U.S. Accounts plus (b) the lesser of (i) 75% of the Value of Eligible Unbilled U.S. Accounts and (ii) $10,000,000.

U.S. Availability: the U.S. Borrowing Base minus the outstanding principal balance of all U.S. Revolver Loans.

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U.S. Availability Reserve: the sum (without duplication) of (a) the U.S. Payroll Reserve; (b) the U.S. LC Reserve; and (c) such additional U.S. Reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

U.S. Bank Product: any of the following products, services or facilities extended to any U.S. Borrower or Subsidiary (other than Canadian Borrower or any Canadian Subsidiary) by a U.S. Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any U.S. Borrower or Subsidiary (other than Canadian Borrower or any Canadian Subsidiary), other than U.S. Letters of Credit.

U.S. Bank Product Debt: Debt and other obligations of a U.S. Obligor relating to U.S. Bank Products.

U.S. Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its reasonable discretion in respect of U.S. Bank Product Debt.

U.S. Borrower Guarantor: each U.S. Borrower in its capacity as a guarantor of the Canadian Obligations pursuant to this Agreement or any other guaranty of the Canadian Obligations.

U.S. Borrowers: as defined in the preamble of this Agreement.

U.S. Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of U.S. Revolver Commitments minus the U.S. LC Reserve or (b) the U.S. Accounts Formula Amount minus the U.S. Availability Reserve.

U.S. Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which the U.S. Obligors certify calculation of the U.S. Borrowing Base.

U.S. Collateral: all Property described in Section 7.1(a), all Property described in any Security Documents as security for any U.S. Obligations, and all other Property that now or hereafter secures (or is intended to secure) any U.S. Obligations.

U.S. Commitment Adjustment: as defined in Section 2.1.5(f).

U.S. Commitment Percentage: as to any U.S. Lender at any time, the ratio, expressed as a percentage, which such U.S. Lender’s U.S. Revolver Commitment bears to the aggregate U.S. Revolver Commitments at such time.

U.S. LC Application: an application by U.S. Borrower to U.S. LC Issuer for issuance of a U.S. Letter of Credit, in form and substance reasonably satisfactory to U.S. LC Issuer.

U.S. LC Issuer: Bank of America or an Affiliate of Bank of America.

U.S. LC Issuer Indemnitees: U.S. LC Issuer and its officers, directors, employees, Affiliates, trustees, advisors, agents and attorneys.

U.S. LC Conditions: the following conditions necessary for issuance of a U.S. Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, (i) total U.S. LC Obligations do not exceed the U.S. Letter of Credit Subline, (ii) no U.S. Overadvance exists, (iii) the aggregate outstanding amount of the U.S. Revolver Loans of any U.S. Lender, plus such U.S. Lender’s Pro Rata portion of all outstanding U.S. LC Obligations does not exceed such U.S. Lender’s U.S. Revolver Commitment and (iv), if no U.S. Revolver Loans are outstanding, the U.S. LC Obligations do

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not exceed the U.S. Borrowing Base (without giving effect to the U.S. LC Reserve for purposes of this calculation); (c) the expiration date of such U.S. Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the U.S. Letter of Credit and payments thereunder are denominated in Dollars; (e) the form of the proposed U.S. Letter of Credit is satisfactory to Agent and U.S. LC Issuer in their discretion; and (f) no default of any U.S. Lender’s obligations to fund under Section 2.3.1(b) exists or any U.S. Lender is at such time an Impacted Lender hereunder, unless the U.S. LC Issuer has entered into arrangements satisfactory to such U.S. LC Issuer with the Borrower Agent or such U.S. Lender to eliminate the U.S. LC Issuer’s risk with respect to such U.S. Lender.

U.S. LC Documents: all documents, instruments and agreements (including U.S. LC Requests and U.S. LC Applications) delivered by U.S. Borrowers to U.S. LC Issuer or Agent in connection with issuance, amendment or renewal of, or payment under, any U.S. Letter of Credit.

U.S. LC Obligations: the sum (without duplication) in Dollars of (a) all amounts owing by U.S. Borrowers for any drawings under U.S. Letters of Credit, to the extent that the same have not been paid through funding of Revolver Loans; (b) the stated amount of all outstanding U.S. Letters of Credit; and (c) all fees and other amounts owing with respect to U.S. Letters of Credit.

U.S. LC Request: a request for issuance of a U.S. Letter of Credit, to be provided by a U.S. Borrower to U.S. LC Issuer, in form reasonably satisfactory to Agent and U.S. LC Issuer.

U.S. LC Reserve: the aggregate of all U.S. LC Obligations, other than (a) those that have been Cash Collateralized, and (b) if no Event of Default exists, those constituting charges due and payable to the U.S. LC Issuer.

U.S. Lenders: Bank of America and each other Lender (other than Canadian Lenders) permitted hereunder that has issued a U.S. Revolver Commitment.

U.S. Letter of Credit: any standby or documentary letter of credit issued by U.S. LC Issuer for the account of U.S. Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or U.S. LC Issuer for the benefit of U.S. Borrower.

U.S. Letter of Credit Fee: as defined in Section 3.2.2(a).

U.S. Letter of Credit Subline: $60,000,000.

U.S. Obligations: on any date, the portion of the Obligations outstanding that are owing by U.S. Borrowers or any other U.S. Obligor.

U.S. Obligor: a U.S. Borrower or a Guarantor or any other Person that is liable for payment of any U.S. Obligations or that has granted a Lien in favor of Agent on its assets to secure any U.S. Obligations.

U.S. Overadvance: as defined in Section 2.1.6(a).

U.S. Overadvance Loan: a Base Rate Loan made when a U.S. Overadvance exists or is caused by the funding thereof.

U.S. Payroll Reserve: a reserve in an amount equal to the weekly Payroll Expenses of the U.S. Borrowers and U.S. Subsidiaries for the payroll week most recently ended prior to the date of

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determination thereof; provided however, that if the Fixed Charge Coverage Ratio for the most recently ended Fiscal Month is less than 2.75 to 1.00 for the trailing twelve Fiscal Month period then ended, the Payroll Reserve shall be twice the weekly Payroll Expenses of the U.S. Borrowers and U.S. Subsidiaries for the payroll week most recently ended prior to the date of determination thereof.

U.S. Protective Advances: as defined in Section 2.1.7(a).

U.S. Reimbursement Date: as defined in Section 2.3.1(b).

U.S. Reserves: reserves that limit the availability of credit hereunder, consisting of, without duplication, reserves against U.S. Availability or Eligible U.S. Accounts established by Agent from time to time in its Credit Judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment exercised in good faith and consistent with accepted practices of the asset based lending industry: (a) U.S. Bank Product Reserves, (b) the Rent and Charges Reserve with respect to U.S. Borrowers, (c) reserves for Dilution with respect to Accounts of the U.S. Obligors, and (d) reserves for the aggregate amount of liabilities secured by Liens upon U.S. Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default (if any) arising therefrom).

U.S. Revolver Commitment: for any U.S. Lender, its obligation to make U.S. Revolver Loans and to participate in U.S. LC Obligations up to the maximum principal amount in U.S. Dollars equal to its U.S. Commitment Percentage of the aggregate amount of all U.S. Revolver Commitments, which are shown on Schedule 1.1 as of the Closing Date, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.

U.S. Revolver Commitments: the aggregate amount of the U.S. Revolver Commitment of all U.S. Lenders; provided, that at no time shall the aggregate amount of such U.S. Revolver Commitments exceed the difference of (a) $250,000,000, as such amount may be adjusted from time to time in accordance with the provisions of Sections 2.1.5(d), 2.1.5(f), 2.2, or 11.2 less (b) the Dollar Equivalent of Canadian Revolver Commitments at such time.

U.S. Revolver Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which U.S. Borrowers terminate the U.S. Revolver Commitments pursuant to Section 2.1.5 or (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2.

U.S. Revolver Exposure: on any date, an amount equal to the sum of the U.S. Revolver Loans outstanding on such date plus the U.S. LC Obligations on such date.

U.S. Revolver Facility: the credit facilities provided by U.S. Lenders under Section 2 hereof, including (a) U.S. Revolver Loans, (b) U.S. Letters of Credit and U.S. Protective Advances and participations therein, and (c) U.S. Overadvances.

U.S. Revolver Increase Effective Date: as defined in Section 2.2.4.

U.S. Revolver Loan: a loan made pursuant to Section 2.1.1, and any U.S. Overadvance Loan or U.S. Protective Advance.

U.S. Revolver Note: a promissory note to be executed by U.S. Borrowers in favor of a U.S. Lender in the form of Exhibit A-2, which shall evidence the U.S. Revolver Loans made by such Lender.

U.S. Secured Parties: Agent, each LC Issuer, each Lender and each provider of Bank Products.

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U.S. Subsidiary: a Subsidiary of an Obligor that is organized under the laws of a state of the United States or the District of Columbia.

U.S. Subsidiary Guarantor: Each Subsidiary of the Company or a U.S. Borrower (a) party to this Agreement as a guarantor or (b) that executes a guaranty of the Obligations.

U.S. Unused Fee: as defined in Section 3.2.1(a).

Value: for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2. Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3. Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Commercial Tort Claim,” “Deposit Account,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4. Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, any LC Issuer or any Lender mean the sole and absolute discretion of such Person, unless qualified by “reasonable”, “good faith” or similar terms. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars or, where applicable, Canadian Dollars, and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, any LC Issuer or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Obligors’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent

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performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

1.5. Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”.

1.6. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Section 2, 12, 13 and 14) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars to the extent necessary to give effect to the intent, where applicable, that this Agreement apply to Canadian Credit Parties, such equivalent amount thereof in the applicable currency to be determined by Agent at such time on the basis of the Exchange Rate for the purchase of such currency with Dollars.

SECTION 2. CREDIT FACILITIES

2.1. Revolver Commitment.

2.1.1. U.S. Revolver Loans. Each U.S. Lender agrees, severally on a Pro Rata basis up to its U.S. Revolver Commitment, on the terms set forth herein, to make U.S. Revolver Loans in Dollars to U.S. Borrowers from time to time through the U.S. Revolver Commitment Termination Date. The U.S. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a U.S. Revolver Loan if the unpaid balance of U.S. Revolver Loans outstanding at such time (including the requested Loan) would exceed the U.S. Borrowing Base. Each U.S. Revolver Loan shall be funded and repaid in Dollars.

2.1.2. Canadian Revolver Loans. Each Canadian Lender agrees, severally on a Pro Rata basis up to the Canadian Dollar Equivalent of its Canadian Revolver Commitment, on the terms set forth herein, to make Canadian Revolver Loans in Canadian Dollars to Canadian Borrower from time to time through the Canadian Revolver Commitment Termination Date. The Canadian Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Canadian Revolver Loan if the unpaid balance of Canadian Revolver Loans outstanding at such time (including the requested Loan) would exceed the Canadian Borrowing Base. Each Canadian Revolver Loan shall be funded and repaid in Canadian Dollars.

2.1.3. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.4. Use of Proceeds. The proceeds of (a) U.S. Revolver Loans shall be used by U.S. Borrowers solely (i) to satisfy existing Debt; (ii) to pay fees and transaction expenses associated

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with the closing of this credit facility; (iii) to pay Obligations of the U.S. Borrowers in accordance with this Agreement; and (iv) for working capital and other lawful corporate purposes of the U.S. Borrowers and (b) Canadian Revolver Loans shall be used by Canadian Borrower solely (i) to pay fees and transaction expenses associated with the closing of this credit facility; (ii) to pay Obligations of Canadian Borrower in accordance with this Agreement; and (iii) for working capital and other lawful corporate purposes of Canadian Borrower.

2.1.5. Voluntary Reduction or Termination of Revolver Commitments; Adjustment of Commitments.

(a) Termination Generally. The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.

(b) Termination of U.S. Revolver Commitments. Upon at least 90 days prior written notice to Agent, U.S. Borrowers may, at their option, terminate the U.S. Revolver Commitments and the U.S. Revolver Facility, which termination shall also terminate all Canadian Revolver Commitments and the Canadian Revolver Facility. Any notice of termination given by U.S. Borrowers shall be irrevocable. On the termination date, Borrowers shall make Full Payment of all Obligations.

(c) Termination of Canadian Revolver Commitments. Upon at least 90 days prior written notice to Agent, Canadian Borrower may, at its option, terminate the Canadian Revolver Commitments and the Canadian Revolver Facility. Any notice of termination given by Canadian Borrower shall be irrevocable. On the termination date, Canadian Borrower shall make Full Payment of all Canadian Obligations.

(d) Reduction of U.S. Revolver Commitments. U.S Borrowers may permanently reduce the U.S. Revolver Commitments, on a Pro Rata basis for each U.S. Lender, upon at least 90 days prior written notice to Agent, which notice shall be irrevocable once given and shall specify the amount of the reduction. Each reduction shall be in a minimum amount of $1,000,000, or an increment of $1,000,000 in excess thereof.

(e) Adjustment of Canadian Revolver Commitments.

(i) From time to time other than during the existence of an Event of Default, on the first day of any calendar quarter (a “Canadian Commitment Adjustment Date”) and upon at least 30 days prior written notice to Agent (a “Canadian Commitment Adjustment Notice”), Borrower Agent may increase or decrease the aggregate amount of all Canadian Revolver Commitments (a “Canadian Commitment Adjustment”), which adjustment shall automatically change the Canadian Revolver Commitment of each Canadian Lender on a Pro Rata basis, effective as of the Canadian Commitment Adjustment Date. Each Canadian Commitment Adjustment shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

(ii) The parties to this Agreement acknowledge and agree that the adjustments to the Canadian Revolver Commitments hereunder are made as an accommodation to the Borrowers and at no time shall the Canadian Revolver Exposure exceed the Canadian Revolver Commitments.

(f) Adjustment of U.S. Revolver Commitments.

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(i) On each Canadian Commitment Adjustment Date occurring in accordance with Section 2.1.5(e), the U.S. Revolver Commitment of each Crossover Lender shall automatically adjust dollar-for-dollar in an inverse manner to any Canadian Commitment Adjustment (an increase in the Canadian Revolver Commitments shall result in a decrease in such U.S Revolver Commitments and vice versa) in an amount equal to such Canadian Commitment Adjustment (a “U.S. Commitment Adjustment”), which adjustment shall automatically change the U.S. Revolver Commitment of each Crossover Lender, effective as of the Canadian Commitment Adjustment Date.

(ii) The parties to this Agreement acknowledge and agree that at no time shall the Total Revolver Exposure exceed the Total Revolver Commitments.

2.1.6. Overadvances.

(a) U.S. Overadvances. If the aggregate U.S. Revolver Loans exceed the U.S. Borrowing Base (“U.S. Overadvance”) or the aggregate U.S. Revolver Commitments at any time, the excess amount shall be payable by U.S. Borrowers on demand by Agent, but all such U.S. Revolver Loans shall nevertheless constitute U.S. Obligations secured by the U.S. Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required U.S. Lenders, Agent may require U.S. Lenders to honor requests for U.S. Overadvance Loans and to forbear from requiring U.S. Borrowers to cure a U.S. Overadvance, (i) when no other Event of Default is known to Agent, as long as (A) the U.S. Overadvance does not continue for more than 30 consecutive days (and no U.S. Overadvance may exist for at least five consecutive days thereafter before further U.S. Overadvance Loans are required), and (B) the U.S. Overadvance is not known by Agent to exceed 10% of the U.S. Borrowing Base; and (ii) regardless of whether an Event of Default exists, if Agent discovers an U.S. Overadvance not previously known by it to exist, as long as from the date of such discovery the U.S. Overadvance (A) is not increased by more than $5,000,000, and (B) does not continue for more than 30 consecutive days. In no event shall U.S. Overadvance Loans be required that would cause (y) U.S. Revolver Exposure to exceed the aggregate U.S. Revolver Commitments or (z) the aggregate outstanding amount of the U.S. Revolver Loans of any U.S. Lender, plus such U.S. Lender’s Pro Rata portion of all outstanding U.S. LC Obligations to exceed such U.S. Lender’s U.S. Revolver Commitment. Any funding of a U.S. Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or U.S. Lenders of the Event of Default caused thereby. In no event shall any U.S. Borrower or other U.S. Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

(b) Canadian Overadvances. If the aggregate Canadian Revolver Loans exceed the Canadian Borrowing Base (“Canadian Overadvance”) or the aggregate Canadian Revolver Commitments at any time, the excess amount shall be payable by Canadian Borrower on demand by Agent, but all such Canadian Revolver Loans shall nevertheless constitute Canadian Obligations secured by the Canadian Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Canadian Lenders, Agent may require Canadian Lenders to honor requests for Canadian Overadvance Loans and to forbear from requiring Canadian Borrower to cure a Canadian Overadvance, (i) when no other Event of Default is known to Agent, as long as (A) the Canadian Overadvance does not continue for more than 30 consecutive days (and no Canadian Overadvance may exist for at least five consecutive days thereafter before further Canadian Overadvance Loans are required), and (B) the Canadian Overadvance is not known by Agent to exceed 10% of the Canadian Borrowing Base; and (ii) regardless of whether an Event of Default exists, if Agent discovers a Canadian Overadvance not previously known by it to exist, as long as from the date of such discovery the Canadian Overadvance (A) is not increased by more than Cdn $1,000,000, and (B) does not continue for more than 30 consecutive days. In no event shall Canadian Overadvance Loans be required that would cause (y) Canadian Revolver Exposure to exceed the aggregate Canadian Revolver Commitments or (z) the aggregate outstanding amount of the Canadian Revolver Loans of any Canadian Lender, plus such

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Canadian Lender’s Pro Rata portion of all outstanding Canadian LC Obligations to exceed such Canadian Lender’s Canadian Revolver Commitment. Any funding of a Canadian Overadvance Loan or sufferance of a Canadian Overadvance shall not constitute a waiver by Agent or Canadian Lenders of the Event of Default caused thereby. In no event shall Canadian Borrower or other Canadian Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.7. Protective Advances.

(a) U.S. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Loans (“U.S. Protective Advances”) (i) up to an aggregate amount of $5,000,000 outstanding at any time, if Agent deems such U.S. Loans necessary or desirable to preserve or protect U.S. Collateral, or to enhance the collectability or repayment of U.S. Obligations; or (ii) to pay any other amounts chargeable to U.S. Obligors under any Loan Documents, including costs, fees and expenses. Each U.S. Lender shall participate in each U.S. Protective Advance on a Pro Rata basis; provided, however, that in no event shall U.S. Protective Advances be made that would cause (y) U.S. Revolver Exposure to exceed the aggregate U.S. Revolver Commitments or (z) the aggregate outstanding amount of the U.S. Revolver Loans of any U.S. Lender plus such U.S. Lender’s Pro Rata portion of all outstanding U.S. LC Obligations to exceed such U.S. Lender’s U.S. Revolver Commitment. Required U.S. Lenders may at any time revoke Agent’s authority to make further U.S. Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a U.S. Protective Advance is appropriate shall be conclusive.

(b) Canadian Protective Advances. Agent (acting through its Canada branch) shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Canadian Prime Rate Loans (“Canadian Protective Advances”) (i) up to an aggregate amount of Cdn $1,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Canadian Collateral, or to enhance the collectability or repayment of Canadian Obligations; or (ii) to pay any other amounts chargeable to Canadian Credit Parties under any Loan Documents, including costs, fees and expenses. Each Canadian Lender shall participate in each Canadian Protective Advance on a Pro Rata basis; provided, however, that in no event shall Canadian Protective Advances be made that would cause (y) Canadian Revolver Exposure to exceed the aggregate Canadian Revolver Commitments or (z) the aggregate outstanding amount of the Canadian Revolver Loans of any Canadian Lender plus such Canadian Lender’s Pro Rata portion of all outstanding Canadian LC Obligations to exceed such Canadian Lender’s Canadian Revolver Commitment. Required Canadian Lenders may at any time revoke Agent’s authority to have further Canadian Protective Advances made by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Canadian Protective Advance is appropriate shall be conclusive.

2.2. Increase in Aggregate U.S. Revolving Commitments.

2.2.1. Request for Increase. So long as there exists no Default or Event of Default and upon notice to Agent (which shall promptly notify Lenders) Borrower Agent may from time to time request an increase in the aggregate U.S. Revolver Commitments under this Agreement by an amount (for all such requests) not exceeding $50,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, Borrower Agent (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to Lenders).

2.2.2. Lender Elections to Increase. Each U.S. Lender shall have the right, but shall be under no obligation, to participate in any requested increase in the U.S. Revolver Commitments under this Section 2.2 on a Pro Rata basis. Each U.S. Lender shall notify Agent within the time period specified in accordance with Section 2.2.1 whether or not it agrees to increase its U.S. Revolver Commitment and,

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if so, whether by an amount equal to, greater than, or less than its Pro Rata share of such requested increase. Any U.S. Lender not responding within such time period shall be deemed to have declined to increase its U.S. Revolver Commitment.

2.2.3. Notification by Agent; Additional Lenders. Agent shall notify Borrower Agent and each U.S. Lender of U.S. Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of Agent and LC Issuer (which approvals shall not be unreasonably withheld, conditioned or delayed), U.S. Borrowers may also invite additional Eligible U.S. Assignees to become U.S. Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel.

2.2.4. Effective Date and Allocations. If the U.S. Revolver Commitments are increased in accordance with this Section, Agent and Borrower Agent shall determine the effective date (the “U.S. Revolver Increase Effective Date”) and the final allocation of such increase. Agent shall promptly notify U.S. Borrowers and U.S. Lenders of the final allocation of such increase and the U.S. Revolver Increase Effective Date. Upon the satisfaction of the conditions precedent set forth in Section 2.2.5 on the proposed U.S. Revolver Increase Effective Date and, with respect to any new U.S. Lenders participating in the proposed increase, delivery to Agent of a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the aggregate U.S. Revolver Commitments shall be so increased and the applicable U.S. Lenders, Agent and U.S. Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.

2.2.5. Conditions to Effectiveness of Increase. As a condition precedent to each increase in the U.S. Revolver Commitments, Borrower Agent shall deliver to Agent a certificate of each U.S. Obligor dated as of the U.S. Revolver Increase Effective Date signed by a Senior Officer of such U.S. Obligor (a) certifying and attaching the resolutions adopted by such U.S. Obligor approving or consenting to such increase, and (b) certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Section 9 and the other Loan Documents are true and correct in all material respects on and as of the U.S. Revolver Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.2.5, the representations and warranties contained in Section 9.1.8 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c) of Section 10.1.2, and (ii) no Default or Event of Default exists or would arise as a result of such increase or any extensions of credit thereunder. U.S. Borrowers shall prepay any U.S. Revolver Loans outstanding on the U.S. Revolver Increase Effective Date (and pay any additional amounts required pursuant to Section 3.9) to the extent necessary to keep the outstanding U.S. Revolver Loans ratable with any revised change in the Pro Rata interests of U.S. Lenders arising from any nonratable increase in the U.S. Revolver Commitments under this Section.

2.2.6. Terms of Commitment Increase. Any increased U.S. Revolver Commitments contemplated by the provisions of this Section 2.2 shall, except for upfront fees payable to Lenders increasing or providing new Commitments and arrangement fees payable to the Agent in connection with such increase, bear interest and be entitled to fees and other compensation on the same basis as all other U.S. Revolver Commitments.

2.2.7. Conflicting Provisions. This Section shall supersede any provisions in Section 12.5 or 14.1 to the contrary.

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2.3. Letter of Credit Facilities.

2.3.1. U.S. Letters of Credit

(a) Issuance of U.S. Letters of Credit. U.S. LC Issuer agrees to issue U.S. Letters of Credit for the account of the U.S. Obligors from time to time until 30 days prior to the Revolver Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(i) Each U.S. Borrower acknowledges that U.S. LC Issuer’s willingness to issue any U.S. Letter of Credit is conditioned upon U.S. LC Issuer’s receipt of a U.S. LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as U.S. LC Issuer may customarily require for issuance of a letter of credit of similar type and amount. U.S. LC Issuer shall have no obligation to issue any U.S. Letter of Credit unless (A) U.S. LC Issuer receives a U.S. LC Request and U.S. LC Application at least three Business Days prior to the requested date of issuance; (B) each U.S. LC Condition is satisfied; and (C) if a Defaulting Lender exists, such U.S. Lender or U.S. Borrowers have entered into arrangements satisfactory to Agent and U.S. LC Issuer to eliminate any funding risk associated with the Defaulting Lender. If U.S. LC Issuer receives written notice from a U.S. Lender at least five Business Days before issuance of a U.S. Letter of Credit that any U.S. LC Condition has not been satisfied, U.S. LC Issuer shall have no obligation to issue the requested U.S. Letter of Credit (or any other) until such notice is withdrawn in writing by that U.S. Lender or until Required U.S. Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, U.S. LC Issuer shall not be deemed to have knowledge of any failure of U.S. LC Conditions.

(ii) U.S. Letters of Credit may be requested by a U.S. Borrower only (A) to support obligations of such U.S. Obligors incurred in the Ordinary Course of Business; or (B) for other purposes as Agent and Required U.S. Lenders may approve from time to time in writing. The renewal or extension of any U.S. Letter of Credit shall be treated as the issuance of a new U.S. Letter of Credit, except that delivery of a new U.S. LC Application shall be required at the discretion of U.S. LC Issuer.

(iii) U.S. Borrowers assume all risks of the acts, omissions or misuses of any U.S. Letter of Credit by the beneficiary. In connection with issuance of any U.S. Letter of Credit, none of Agent, U.S. LC Issuer or any U.S. Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a U.S. Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S. Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of U.S. LC Issuer, Agent or any U.S. Lender, including any act or omission of a Governmental Authority. The rights and remedies of U.S. LC Issuer under the Loan Documents shall be cumulative. U.S. LC Issuer shall be fully subrogated to the rights and

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remedies of each beneficiary whose claims against U.S. Borrowers are discharged with proceeds of any U.S. Letter of Credit.

(iv) In connection with its administration of and enforcement of rights or remedies under any U.S. Letters of Credit or U.S. LC Documents, U.S. LC Issuer shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by U.S. LC Issuer, reasonably and in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. U.S. LC Issuer may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts, except to the extent constituting gross negligence or willful misconduct. U.S. LC Issuer may employ agents and attorneys-in-fact in connection with any matter relating to U.S. Letters of Credit or U.S. LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(b) Reimbursement; Participations.

(i) If U.S. LC Issuer honors any request for payment under a U.S. Letter of Credit, U.S. Borrowers shall pay to U.S. LC Issuer, on the same day (“U.S. Reimbursement Date”), the amount paid by U.S. LC Issuer under such U.S. Letter of Credit, together with interest at the interest rate for Base Rate Loans from the U.S. Reimbursement Date until payment by U.S. Borrowers. The obligation of U.S. Borrowers to reimburse U.S. LC Issuer for any payment made under a U.S. Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that U.S. Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a U.S. Notice of Borrowing, U.S. Borrowers shall be deemed to have requested a U.S. Borrowing of Base Rate Loans in an amount necessary to pay all amounts due U.S. LC Issuer on any U.S. Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such U.S. Borrowing whether or not the U.S. Commitments have terminated, a U.S. Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(ii) Upon issuance of a U.S. Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from U.S. LC Issuer, without recourse or warranty, an undivided Pro Rata interest and participation in all U.S. LC Obligations relating to the U.S. Letter of Credit. If U.S. LC Issuer makes any payment under a U.S. Letter of Credit and U.S. Borrowers do not reimburse such payment on the U.S. Reimbursement Date, Agent shall promptly notify U.S. Lenders and each U.S. Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of U.S. LC Issuer, the U.S. Lender’s Pro Rata share of such payment. Upon request by a U.S. Lender, U.S. LC Issuer shall furnish copies of any U.S. Letters of Credit and U.S. LC Documents in its possession at such time.

(iii) The obligation of each U.S. Lender to make payments to Agent for the account of U.S. LC Issuer in connection with U.S. LC Issuer’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any U.S. Obligor may have with respect to any U.S. Obligations. U.S. LC Issuer

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does not assume any responsibility for any failure or delay in performance or any breach by any U.S. Borrower or other Person of any obligations under any U.S. LC Documents. U.S. LC Issuer does not make to Lenders any express or implied warranty, representation or guaranty with respect to the U.S. Collateral, U.S. LC Documents or any U.S. Obligor. U.S. LC Issuer shall not be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any U.S. LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any U.S. Obligor.

(iv) No U.S. LC Issuer Indemnitee shall be liable to any U.S. Lender or other Person for any action taken or omitted to be taken in connection with any U.S. LC Documents except as a result of its actual gross negligence or willful misconduct. U.S. LC Issuer shall not have any liability to any U.S. Lender if U.S. LC Issuer refrains from any action under any U.S. Letter of Credit or U.S. LC Documents until it receives written instructions from Required U.S. Lenders.

(c) Cash Collateral. If any U.S. LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (i) that an Event of Default exists, (ii) that U.S. Availability is less than zero, or (iii) on the U.S. Commitment Termination Date, then U.S. Borrowers shall, at U.S. LC Issuer’s or Agent’s request, Cash Collateralize the stated amount of all outstanding U.S. Letters of Credit and pay to U.S. LC Issuer the amount of all other U.S. LC Obligations. U.S. Borrowers shall, on demand by U.S. LC Issuer or Agent from time to time, Cash Collateralize the U.S. LC Obligations of any Defaulting Lender. If U.S. Borrowers fail to provide any Cash Collateral as required hereunder, U.S. Lenders may (and shall upon direction of Agent) advance, as U.S. Revolver Loans, the amount of the Cash Collateral required (whether or not the U.S. Commitments have terminated, a U.S. Overadvance exists or the conditions in Section 6 are satisfied).

2.3.2. Canadian Letters of Credit

(a) Issuance of Canadian Letters of Credit. Canadian LC Issuer agrees to issue Canadian Letters of Credit for the account of Canadian Borrower from time to time until 30 days prior to the Revolver Termination Date (or until the Canadian Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(i) Canadian Borrower acknowledges that Canadian LC Issuer’s willingness to issue any Canadian Letter of Credit is conditioned upon Canadian LC Issuer’s receipt of a Canadian LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as Canadian LC Issuer may customarily require for issuance of a letter of credit of similar type and amount. Canadian LC Issuer shall have no obligation to issue any Canadian Letter of Credit unless (A) Canadian LC Issuer receives a Canadian LC Request and Canadian LC Application at least three Business Days prior to the requested date of issuance; (B) each Canadian LC Condition is satisfied; and (C) if a Defaulting Lender exists, such Canadian Lender or Canadian Borrower have entered into arrangements satisfactory to Agent and Canadian LC Issuer to eliminate any funding risk associated with the Defaulting Lender. If Canadian LC Issuer receives written notice from a Canadian Lender at least five Business Days before issuance of a Canadian Letter of Credit that any Canadian LC Condition has not been satisfied, Canadian LC Issuer shall have no obligation to issue the requested Canadian Letter of Credit (or any other) until such notice is withdrawn in writing by that Canadian Lender or until Required Canadian Lenders have waived such condition in accordance with this Agreement.

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Prior to receipt of any such notice, Canadian LC Issuer shall not be deemed to have knowledge of any failure of Canadian LC Conditions.

(ii) Canadian Letters of Credit may be requested by Canadian Borrower only (A) to support obligations of Canadian Obligors incurred in the Ordinary Course of Business; or (B) for other purposes as Agent and Required Canadian Lenders may approve from time to time in writing. The renewal or extension of any Canadian Letter of Credit shall be treated as the issuance of a new Canadian Letter of Credit, except that delivery of a new Canadian LC Application shall be required at the discretion of Canadian LC Issuer.

(iii) Canadian Borrower assume all risks of the acts, omissions or misuses of any Canadian Letter of Credit by the beneficiary. In connection with issuance of any Canadian Letter of Credit, none of Agent, Canadian LC Issuer or any Canadian Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Canadian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Canadian LC Issuer, Agent or any Canadian Lender, including any act or omission of a Governmental Authority. The rights and remedies of Canadian LC Issuer under the Loan Documents shall be cumulative. Canadian LC Issuer shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Canadian Borrower are discharged with proceeds of any Canadian Letter of Credit.

(iv) In connection with its administration of and enforcement of rights or remedies under any Canadian Letters of Credit or Canadian LC Documents, Canadian LC Issuer shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Canadian LC Issuer, reasonably and in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Canadian LC Issuer may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts, except to the extent constituting gross negligence or willful misconduct. Canadian LC Issuer may employ agents and attorneys-in-fact in connection with any matter relating to Canadian Letters of Credit or Canadian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(b) Reimbursement; Participations.

(i) If Canadian LC Issuer honors any request for payment under a Canadian Letter of Credit, Canadian Borrower shall pay to Canadian LC Issuer, on the same day (“Canadian Reimbursement Date”), the amount paid by Canadian LC Issuer under such Canadian Letter of Credit, together with interest at the interest rate for Canadian Prime Rate Loans from the Canadian Reimbursement Date until payment by Canadian Borrower. The obligation of Canadian Borrower to reimburse Canadian LC Issuer for any payment made under a Canadian

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Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that Canadian Borrower may have at any time against the beneficiary. Whether or not Borrower Agent submits a Canadian Notice of Borrowing, Canadian Borrower shall be deemed to have requested a Canadian Borrowing of Canadian Prime Rate Loans in an amount necessary to pay all amounts due Canadian LC Issuer on any Canadian Reimbursement Date and each Canadian Lender agrees to fund its Pro Rata share of such Canadian Borrowing whether or not the Canadian Commitments have terminated, a Canadian Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(ii) Upon issuance of a Canadian Letter of Credit, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased from Canadian LC Issuer, without recourse or warranty, an undivided Pro Rata interest and participation in all Canadian LC Obligations relating to the Canadian Letter of Credit. If Canadian LC Issuer makes any payment under a Canadian Letter of Credit and Canadian Borrower does not reimburse such payment on the Canadian Reimbursement Date, Agent shall promptly notify Canadian Lenders and each Canadian Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Canadian LC Issuer, the Canadian Lender’s Pro Rata share of such payment. Upon request by a Canadian Lender, Canadian LC Issuer shall furnish copies of any Canadian Letters of Credit and Canadian LC Documents in its possession at such time.

(iii) The obligation of each Canadian Lender to make payments to Agent for the account of Canadian LC Issuer in connection with Canadian LC Issuer’s payment under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Canadian Obligor may have with respect to any Canadian Obligations. Canadian LC Issuer does not assume any responsibility for any failure or delay in performance or any breach by Canadian Borrower or other Person of any obligations under any Canadian LC Documents. Canadian LC Issuer does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Canadian Collateral, Canadian LC Documents or any Canadian Obligor. Canadian LC Issuer shall not be responsible to any Canadian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Canadian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Canadian Obligor.

(iv) No Canadian LC Issuer Indemnitee shall be liable to any Canadian Lender or other Person for any action taken or omitted to be taken in connection with any Canadian LC Documents except as a result of its actual gross negligence or willful misconduct. Canadian LC Issuer shall not have any liability to any Canadian Lender if Canadian LC Issuer refrains from any action under any Canadian Letter of Credit or Canadian LC Documents until it receives written instructions from Required Canadian Lenders.

(c) Cash Collateral. If any Canadian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (i) that an Event of Default exists, (ii) that Canadian Availability is less than zero, or (iii) on the Canadian Revolver Commitment Termination Date, then Canadian Borrower shall, at Canadian LC Issuer’s or Agent’s request, Cash Collateralize the stated

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amount of all outstanding Canadian Letters of Credit and pay to Canadian LC Issuer the amount of all other Canadian LC Obligations. Canadian Borrower shall, on demand by Canadian LC Issuer or Agent from time to time, Cash Collateralize the Canadian LC Obligations of any Defaulting Lender. If Canadian Borrower fails to provide any Cash Collateral as required hereunder, Canadian Lenders may (and shall upon direction of Agent) advance, as Canadian Revolver Loans, the amount of the Cash Collateral required (whether or not the Canadian Commitments have terminated, a Canadian Overadvance exists or the conditions in Section 6 are satisfied).

2.4. Amendment and Restatement; Assignment and Allocations. This Agreement constitutes an amendment and restatement of the Original Credit Agreement as described in Section 14.17 hereof. In order to facilitate such amendment and restatement of the Original Credit Agreement and otherwise to effectuate the desires of the Borrowers, Agent, the Lenders, and the other parties hereto agree that (a) pursuant to an assignment and assumption agreement among the lenders under the Original Credit Agreement and the Lenders hereunder, each of the “Commitments” (as defined in the Original Credit Agreement) to make “Revolving Loans” and “Non-Ratable Loans” and to participate in credit exposure under “Letters of Credit” and “Agent Advances” (as such terms are defined in the Original Credit Agreement) have been assigned to the Lenders hereunder, and (b) simultaneously with the Closing Date (i) the aggregate Commitments shall be as shown and allocated as set forth in Schedule 1.1, and (ii) each of the Existing Letters of Credit shall constitute a U.S. Letter of Credit hereunder.

SECTION 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a U.S. Revolver Loan that is a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a U.S. Revolver Loan that is a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; (iii) if a Canadian Revolver Loan that is a Canadian Prime Rate Loan, at the Canadian Prime Rate, in effect from time to time, plus the Applicable Margin; (iv) if a Canadian Revolver Loan that is a Canadian BA Rate Loan, at the Canadian BA Rate for the applicable Interest Period, plus the Applicable Margin; (v) if any other U.S. Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans; and (vi) if any other Canadian Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers of the applicable Borrower Group. If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b) Interest on the Revolver Loans shall be payable in the currency (i.e., Dollars or Canadian Dollars, as the case may be) of the underlying Revolver Loan.

(c) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default, if Agent or Required U.S. Lenders or Required Canadian Lenders, as applicable, in their discretion so elect, Borrower Group Obligations of the applicable Borrower Group shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

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(d) Interest accrued on the Loans shall be due and payable in arrears, (i) for any Base Rate Loan, Canadian Prime Rate Loan or LIBOR Loan, on the first day of each month; (ii) for any LIBOR Loan or Canadian BA Rate Loan, on the last day of its Interest Period (and, if such Interest Period is longer than 3 months, on each 3 month anniversary of the making of such LIBOR Loan or Canadian BA Rate Loan); (iii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iv) on the Revolver Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Application of LIBOR to Outstanding Loans.

(a) U.S. Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Event of Default, Agent may (and shall at the direction of Required U.S. Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever U.S. Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, U.S. Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3. Application of Canadian BA Rate to Outstanding Loans.

(a) Canadian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Canadian Prime Rate Loans to, or to continue any Canadian BA Rate Loan at the end of its Interest Period as, a Canadian BA Rate Loan. During any Event of Default, Agent may (and shall at the direction of Required Canadian Lenders declare that no Loan may be made, converted or continued as a Canadian BA Rate Loan.

(b) Whenever Canadian Borrower desires to convert or continue Loans as Canadian BA Rate Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Canadian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any Canadian BA Rate Loans, Canadian Borrower shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.

3.1.4. Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans or Canadian BA Rate Loans, Borrowers of the applicable Borrower Group shall select an interest period (“Interest Period”) to apply, which interest period shall be one, two, three or six months; provided, however, that:

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(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan or Canadian BA Rate Loan, as applicable, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date.

3.1.5. Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining LIBOR or the Canadian BA Rate, due to any circumstance affecting the London or other interbank market, adequate and fair means do not exist for ascertaining either such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans or Canadian BA Rate Loans, as applicable, shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans or Canadian BA Rate Loans, as applicable.

3.2. Fees.

3.2.1. Unused Line Fee.

(a) U.S. Revolving Facility. U.S. Borrowers shall pay to Agent, for the Pro Rata benefit of U.S. Lenders (other than a Defaulting Lender for any period during which it is a Defaulting Lender), a monthly fee calculated for each month as follows (the “U.S. Unused Fee”): (i) if Average U.S. Facility Usage for the most recently ended calendar quarter is greater than 50% of the aggregate U.S. Revolver Commitments for such calendar quarter, the U.S. Unused Fee shall be 0.50% per annum times the amount by which (A) the U.S. Revolver Commitments for such month exceed (B) the Average U.S. Facility Usage for such month and (ii) if Average U.S. Facility Usage for the most recently ended calendar quarter is less than or equal to 50% of the aggregate U.S. Revolver Commitments for such calendar quarter, the U.S. Unused Fee shall be 0.75% per annum times the amount by which (A) the U.S. Revolver Commitments for such month exceed (B) the Average U.S. Facility Usage for such month. Such fee shall be payable monthly in arrears, on the first day of each month and on the U.S. Revolver Commitment Termination Date. “Average U.S. Facility Usage” means the average daily balance of U.S. Revolver Loans and undrawn amount of Letters of Credit during any calendar quarter.

(b) Canadian Revolving Facility. Canadian Borrower shall pay to Agent, for the Pro Rata benefit of Canadian Lenders (other than a Defaulting Lender for any period during which it is a Defaulting Lender), a monthly fee calculated for each month as follows (the “Canadian Unused Fee”): (i) if Average Canadian Facility Usage for the most recently ended calendar quarter is greater than 50% of the aggregate Canadian Revolver Commitments for such calendar quarter, the Canadian Unused Fee shall be 0.50% per annum times the amount by which (A) the Canadian Revolver Commitments for such month exceed (B) the Average Canadian Facility Usage for such month and (ii) if Average Canadian Facility Usage for the most recently ended calendar quarter is less than or equal to 50% of the aggregate Canadian Revolver Commitments for such calendar quarter, the Canadian Unused Fee shall be 0.75% per annum times the amount by which (A) the Canadian Revolver Commitments for such month exceeds (B) the Average Canadian Facility Usage for such month. Such fee shall be payable monthly in arrears, on the first day of each month and on the Canadian Revolver Commitment Termination

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Date. “Average Canadian Facility Usage” means the average daily balance of Canadian Revolver Loans and undrawn amount of Canadian Letters of Credit during any calendar quarter.

3.2.2. LC Facility Fees.

(a) U.S. Borrowers shall pay in Dollars (i) to Agent, for the Pro Rata benefit of U.S. Lenders, a fee (the “U.S. Letter of Credit Fee”) equal to the Applicable Margin in effect for LIBOR Loans times the average daily undrawn amount of U.S. Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Agent, for its own account, a fronting fee equal to .125% per annum on the stated amount of each U.S. Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to U.S. LC Issuer, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.

(b) Canadian Borrower shall pay in Canadian Dollars (i) to Agent, for the Pro Rata benefit of Canadian Lenders, a fee (the “Canadian Letter of Credit Fee”) equal to the Applicable Margin in effect for Canadian BA Rate Loans times the average daily undrawn amount of Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (ii) to Agent, for its own account, a fronting fee equal to .125% per annum on the stated amount of each Canadian Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (iii) to Canadian LC Issuer, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (i) shall be increased by 2% per annum.

3.2.3. Agent Fees. In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3. Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, or, in the case of interest based on the Canadian Prime Rate or Canadian BA Rate, on the basis of a 365 day year. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by any Borrower under Section 3.4, 3.5, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 15 days following receipt of the certificate. For the purpose of complying with the Interest Act (Canada), it is expressly stated that where interest is calculated pursuant hereto at a rate based upon a 360-day period or any other period of time that is less than a calendar year (for the purposes of this Section, the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, or such other number of days, as the case may be, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

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3.4. Reimbursement Obligations. Borrowers within each Borrower Group shall reimburse Agent for all Extraordinary Expenses incurred by Agent in reference to such Borrower Group or its related Borrower Group Obligations or Borrower Group Collateral. Such Borrowers shall also reimburse Agent for all out-of-pocket legal, accounting, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Borrower Group Collateral, Loan Documents and transactions contemplated thereby in reference to such Borrower Group or its related Borrower Group Obligations or Borrower Group Collateral, including any actions taken to perfect or maintain priority of Agent’s Liens on any Borrower Group Collateral, to maintain any insurance required hereunder if Borrowers fail to do so or to verify Borrower Group Collateral; and (c) each inspection, audit or appraisal with respect to any Obligor within such Borrower Group or Borrower Group Collateral securing the Borrower Group Obligations, whether prepared by Agent’s personnel or a third party (subject to Section 10.1.1(b)). All legal, accounting and consulting fees incurred by Agent Professionals in reference to a Borrower Group or its related Borrower Group Obligations or Borrower Group Collateral shall be charged to Borrowers within such Borrower Group at their applicable hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to any other transaction. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers within the applicable Borrower Group shall pay to Agent, for the Pro Rata benefit of Applicable Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due within 15 days following written demand by Agent.

3.5. Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Interest Period Loans, or to determine or charge interest rates based upon LIBOR or the Canadian BA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or Canadian Dollars through bankers’ acceptances then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue Interest Period Loans or to convert Floating Rate Loans to Interest Period Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers of the applicable Borrower Group shall prepay or, if applicable, convert all Interest Period Loans of such Lender to Floating Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Interest Period Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Interest Period Loans. Upon any such prepayment or conversion, Borrowers of the applicable Borrower Group shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates. If Required U.S. Lenders or Required Canadian Lenders with respect to any applicable Borrower Group notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, an Interest Period Loan that (a) Dollar deposits or bankers’ acceptances are not being offered to, as regards LIBOR, banks in the London interbank Eurodollar market or, as regards Canadian BA Rate, Persons in Canada, for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR or the Canadian BA Rate for the requested Interest Period, or (c) LIBOR or the Canadian BA Rate for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Applicable Lender. Thereafter, the obligation of the Applicable Lenders to make or maintain Interest Period Loans, as applicable, shall be suspended until Agent (upon instruction by Required U.S. Lenders or Required

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Canadian Lenders, as applicable) revokes such notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of an Interest Period Loan or, failing that, will be deemed to have submitted a request for a Floating Rate Loan.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Change in Law. If any Change in Law shall:

     (a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR or the Canadian BA Rate) or LC Issuer;

     (b) subject any Lender or LC Issuer to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or LC Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or LC Issuer); or

     (c) impose on any Lender or LC Issuer or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations; and the result thereof shall be to increase the cost to such Lender of making or maintaining any Interest Period Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or LC Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or LC Issuer, Borrowers to which such Secured Party has Borrower Group Commitments will pay to such Lender or LC Issuer, as applicable, such additional amount or amounts as will compensate such Lender or LC Issuer, as applicable, for such additional costs incurred or reduction suffered.

     3.7.2. Capital Adequacy. If any Lender or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any Lending Office of such Lender or such Lender’s or LC Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, LC Issuer’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or LC Issuer’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, LC Issuer or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, LC Issuer’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers to which such Secured Party has Borrower Group Commitments will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

     3.7.3. Compensation. Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or LC Issuer for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or LC Issuer notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.8. Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers of any Borrower Group are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Borrowers of each Borrower Group agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

3.9. Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, (c) Borrowers of any Borrower Group fail to repay an Interest Period Loan when required hereunder, or (d) any CAM Exchange occurs, then Borrowers of such Borrower Group shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.

3.10. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers of the Borrower Group that funded such interest payment. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Without limiting the generality of the foregoing provisions of this Section 3.10, if any provision of any of the Loan Documents would obligate Canadian Obligors to make any payment of interest with respect to the Canadian Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Obligors shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Obligor. Any amount or rate of interest with respect to the Canadian Obligations referred to in this Section 3.10 shall be determined in accordance with generally accepted

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actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loans to Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Closing Date to the date of Full Payment of the Canadian Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

SECTION 4. LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

     (a) Whenever Borrowers within a Borrower Group desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than (i) 12:00 noon on the Business Day of the requested funding date, in the case of Floating Rate Loans, (ii) 12:00 noon at least two Business Days prior to the requested funding date, in the case of LIBOR Loans; and (iii) 12:00 noon at least three Business Days prior to the requested funding date, in the case of Canadian BA Rate Loans. Notices received after 12:00 noon with respect to Floating Rate Loans or after 12:00 noon with respect to LIBOR Loans and Canadian BA Rate Loans shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Floating Rate Loans or Interest Period Loans, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified) and (E) whether the Borrowing is for a Canadian Revolver Loan or U.S. Revolver Loan.

     (b) Unless payment is otherwise timely made by Borrowers within a Borrower Group, the becoming due of any amount required to be paid with respect to any of the Borrower Group Obligations of such Borrower Group (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Revolver Loans under the Borrower Group Commitment of such Borrower Group on the due date, in the amount of such Obligations and shall bear interest at the per annum rate applicable hereunder to Floating Rate Loans under the Borrower Group Commitment of such Borrower Group. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, the Agent may charge the Loan Account of any Borrower Group for any Obligations of such Borrower Group due hereunder and, while an Event of Default exists or to the extent that there is insufficient Availability hereunder, Agent may, at its option, charge such Obligations of a Borrower Group against any operating, investment or other account of a Borrower in such Borrower Group maintained with Agent or any of its Affiliates.

     (c) If Borrowers within a Borrower Group establish a controlled disbursement account with Bank of America or any branch or Affiliate of Bank of America, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans under the Borrower Group Commitment of such Borrower Group on the date of such presentation, in the amount of the check and items presented for payment, and shall bear interest at the per annum rate applicable hereunder to a Floating Rate Loan under the Borrower Group Commitment of such Borrower Group. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

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4.1.2. Fundings by Lenders. Each Applicable Lender shall timely honor its Borrower Group Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans under such Borrower Group Commitment that is properly requested hereunder. Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for Floating Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of Interest Period Loans. Each Applicable Lender shall fund to Agent such Applicable Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event each Applicable Lender shall fund its Pro Rata share by 12:00 noon on the next Business Day. Subject to its receipt of such amounts from the Applicable Lenders, Agent shall disburse the proceeds of the Revolver Loans to Borrowers within such Borrower Group as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Applicable Lender has deposited or promptly will deposit its share with Agent, and Agent may (but shall have no obligation to) disburse a corresponding amount to Borrowers within such Borrower Group. If an Applicable Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.4 is not in fact received by Agent, then Borrowers within the applicable Borrower Group agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3. Payments by Borrower; Presumptions by Agent. Unless Agent shall have received notice from a Borrower prior to the time at which any payment is due to Agent for the account of the Lenders or the LC Issuers hereunder that such Borrower will not make such payment, Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Lenders or the LC Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Applicable Lenders or the applicable LC Issuer, as the case may be, severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or such LC Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Overnight Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

4.1.4. Settlement.

(a) To facilitate administration of the U.S. Revolver Loans, U.S. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any U.S. Borrower) that settlement among them with respect to U.S. Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each U.S. Lender in accordance with the Settlement Report delivered by Agent to U.S. Lenders. Between settlement dates, Agent may in its discretion apply payments on U.S. Revolver Loans to U.S. Protective Advances or U.S. Overadvances, regardless of any designation by U.S. Borrower or any provision herein to the contrary. Each U.S. Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the U.S. Commitments have terminated, a U.S. Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a U.S. Borrower or otherwise, any U.S. Revolver Loan may not be settled among U.S. Lenders hereunder, then each U.S. Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid U.S. Revolver Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

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(b) To facilitate administration of the Canadian Revolver Loans, Canadian Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Canadian Borrower) that settlement among them with respect to Canadian Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Canadian Lender in accordance with the Settlement Report delivered by Agent to Canadian Lenders. Between settlement dates, Agent may in its discretion apply payments on Canadian Revolver Loans to Canadian Protective Advances or Canadian Overadvances, regardless of any designation by Canadian Borrower or any provision herein to the contrary. Each Canadian Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Canadian Commitments have terminated, a Canadian Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to Canadian Borrower or otherwise, any Canadian Revolver Loan may not be settled among Canadian Lenders hereunder, then each Canadian Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Canadian Revolver Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.5. Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of applicable Borrowers based on telephonic or e-mailed instructions. Borrowers within a Borrower Group shall confirm each such request for such Borrower Group by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Applicable Lenders, the records of Agent and Applicable Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2. Defaulting Lender.

4.2.1. Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.2.2. The occurrence of a Lender Default shall not relieve any other Lender of its obligations, and no Lender shall be responsible for a Lender Default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, notwithstanding the definitions of Required U.S. Lenders, Required Canadian Lenders and Required Lenders, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its Lender Defaults have been cured.

4.3. Number and Amount of LIBOR Loans and Canadian BA Rate Loans; Determination of Rate. For ease of administration, all Interest Period Loans to a Borrower Group having the same length and beginning date of their Interest Periods and the same currency shall be

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aggregated together, and such Loans shall be allocated among the Applicable Lenders on a Pro Rata basis. With respect to U.S. Borrowers, no more than 10 Borrowings of LIBOR Loans may be outstanding at any time, and each Borrowing of LIBOR Loans when made, continued or converted shall be in a minimum amount of $1,000,000 or an increment of $500,000, in excess thereof. With respect to Canadian Borrower, no more than 4 Borrowings of Canadian BA Rate Loans may be outstanding at any time, and each Borrowing of Canadian BA Rate Loans when made, continued or converted shall be in a minimum amount of Cdn $1,000,000 or an increment of Cdn $500,000 in excess thereof. Upon determining LIBOR or the Canadian BA Rate for any Interest Period requested by Borrowers within a Borrower Group, Agent shall promptly notify Borrowers within such Borrower Group thereof by telephone or electronically and, if requested by such Borrowers, shall confirm any telephonic notice in writing.

4.4. Borrower Agent. Each Borrower hereby designates the Company (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, LC Issuer or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each LC Issuer and Lender shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5. One Obligation. Without in any way limiting the Obligations of any Borrower with respect to its Guaranty of the Borrower Group Obligations of another Borrower Group, the Borrower Group Obligations owing by each Borrower Group shall constitute one general obligation of Borrowers within such Borrower Group and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral of each member of such Borrower Group; provided, however, that each Secured Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower to such Secured Party.

4.6. Effect of Termination. On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (without prejudice to any right a Lender may otherwise have to terminate any Bank Products at any other time). All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may reasonably be expected to incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages (it being understood that any such agreement may contain customary limitations on the amount of time following Full Payment for which such indemnity shall apply); or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. Sections 2.3, 3.4, 3.7, 3.9, 3.10, 5.5, 5.9, 5.10, 5.12, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

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SECTION 5. PAYMENTS

5.1. General Payment Provisions. All payments of Borrower Group Obligations shall be made, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans to a Borrower Group shall be applied first to Floating Rate Loans of such Borrower Group and then to Interest Period Loans of such Borrower Group; provided, however, that as long as no Event of Default exists, prepayments of Interest Period Loans may, at the option of Borrowers of the applicable Borrower Group, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods. All payments with respect to any U.S. Obligations shall be made in Dollars and all payments with respect to any Canadian Obligations shall be made in Canadian Dollars.

5.2. Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Section 5.6, any collection of Accounts by an Obligor within any Borrower Group and any Net Proceeds of an Asset Disposition attributable to any Collateral of an Obligor within any Borrower Group shall be applied to the Revolver Loans of such Borrower Group. Notwithstanding anything herein to the contrary, if an Overadvance to any Borrower Group exists, Borrowers comprising such Borrower Group shall, on the sooner of Agent’s demand or the first Business Day after any such Borrower has knowledge thereof, repay the outstanding Revolver Loans of such Borrower Group in an amount sufficient to reduce the principal balance of the Revolver Loans of such Borrower Group to the applicable Borrowing Base.

5.3. [Reserved].

5.4. Payment of Other Obligations. Obligations of a Borrower Group other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers of such Borrower Group as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5. Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of any Obligor is made to Agent, LC Issuer or any Lender, or Agent, LC Issuer or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, LC Issuer or such Lender in its discretion) to be repaid to a Creditor Representative or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6. Post-Default Allocation of Payments.

5.6.1. Allocation. During an Event of Default and after the exercise of remedies provided for in Section 11.2 (or after the Revolver Loans have automatically become immediately due and payable as set forth therein), any amounts received on account of the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be applied by Agent in the following order:

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(a) U.S. Obligations. With respect to amounts received from or on account of any U.S. Obligor, or in respect of any U.S. Collateral:

(i) FIRST, to payment of that portion of the U.S. Obligations constituting fees, indemnities, Extraordinary Expenses and other amounts payable to Agent in its capacity as such;

(ii) SECOND, to payment of amounts owing to U.S. LC Issuer in respect of U.S. LC Obligations;

(iii) THIRD, to payment of that portion of the U.S. Obligations constituting fees (excluding amounts relating to Bank Products and U.S. Letter of Credit Fees) payable to the U.S. Lenders (other than Defaulting Lenders), ratably among them;

(iv) FOURTH, to payment of that portion of the U.S. Obligations constituting accrued and unpaid U.S. Letter of Credit Fees and interest on U.S. Revolver Loans, and other U.S. Obligations (excluding amounts relating to Bank Products), ratably among the U.S. Lenders (other than Defaulting Lenders) and the U.S. LC Issuer;

(v) FIFTH, to payment of that portion of the U.S. Obligations constituting unpaid principal of the U.S. Revolver Loans, (excluding amounts relating to Bank Products), ratably among the U.S. Lenders (other than Defaulting Lenders) and the U.S. LC Issuers;

(vi) SIXTH, to Agent for the account of the U.S. LC Issuer to Cash Collateralize that portion of U.S. LC Obligations comprised of the aggregate undrawn amount of U.S. Letters of Credit;

(vii) SEVENTH, to payment of that portion of the U.S. Obligations then owing under Bank Products;

(viii) EIGHTH, to payment of the Canadian Obligations described in Section 5.6.1(b), in the order set forth therein; and

(ix) NINTH, to the payment of all other U.S. Obligations that are due and payable to Agent and the other U.S. Secured Parties (including Defaulting Lenders) on such date, ratably among the U.S. Secured Parties.

(b) Canadian Obligations. With respect to amounts received (i) from or on account of any Canadian Credit Party, or in respect of any Canadian Collateral of any Canadian Credit Party and (ii) after the Exhaustion of U.S. Credit Support and after Full Payment of the U.S. Obligations set forth in clauses (i) through (vii) of Section 5.1.6(a), from or on account of any U.S. Obligor, or in respect of any U.S. Collateral:

(i) FIRST, to payment of that portion of the Canadian Obligations constituting fees, indemnities, Extraordinary Expenses and other amounts payable to Agent in its capacity as such;

(ii) SECOND, to payment of amounts owing to Canadian LC Issuer in respect of Canadian LC Obligations;

(iii) THIRD, to payment of that portion of the Canadian Obligations constituting fees (excluding amounts relating to Bank Products and Canadian Letter of Credit Fees) payable to the Canadian Lenders (other than Defaulting Lenders), ratably among them;

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(iv) FOURTH, to payment of that portion of the Canadian Obligations constituting accrued and unpaid Canadian Letter of Credit Fees and interest on Canadian Revolver Loans, and other Canadian Obligations (excluding amounts relating to Bank Products), ratably among the Canadian Lenders (other than Defaulting Lenders) and the Canadian LC Issuer;

(v) FIFTH, to payment of that portion of the Canadian Obligations constituting unpaid principal of the Canadian Revolver Loans (excluding amounts relating to Bank Products) ratably among the Canadian Lenders (other than Defaulting Lenders) and the Canadian LC Issuers;

(vi) SIXTH, to Agent for the account of the Canadian LC Issuer to Cash Collateralize that portion of Canadian LC Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit;

(vii) SEVENTH, to payment of that portion of the Canadian Obligations then owing under Bank Products; and

(viii) EIGHTH, to the payment of all other Canadian Obligations that are due and payable to Agent and the other Canadian Secured Parties (including Defaulting Lenders) on such date, ratably among the Canadian Secured Parties.

(c) After Full Payment of the Obligations in accordance with the priorities set forth in clauses (a) and (b) of this Section 5.6.1, Agent shall remit the balance, if any, of the amounts received on account of the Obligations to the Borrower Agent (on behalf of itself and the other Obligors) or as otherwise required by Applicable Law.

(d) Subject to Section 2.3(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this Section shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(e) With respect to allocation of payments set forth under Section 5.6.1(a) and (b) above, (i) amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category; (ii) if amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category; and (iii) amounts distributed with respect to any Obligations attributable to Bank Product Debt shall be the lesser of (A) the applicable amount of Bank Product Debt last reported to Agent or (B) the actual Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Lender or its Affiliate providing such Bank Products. In the absence of such notice, Agent may assume the amount to be distributed is the amount of Bank Product Debt last reported to it.

(f) The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor.

5.6.2. Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been

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made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7. Application of Payments. The collected available balance in the main Dominion Account of each Borrower Group at 11:00 a.m. on each Business Day (or such other time as may be otherwise agreed between the Agent and the Borrowers) shall be applied to reduce the outstanding principal balance of the Revolver Loans of such Borrower Group or, if applicable, applied in accordance with Section 5.6.1. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers of the applicable Borrower Group no later than the beginning of the next Business Day. During the existence of any Event of Default, each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.

5.8. Loan Account; Account Stated.

5.8.1. Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers within each Borrower Group resulting from each Loan made to such Borrower Group or issuance of a Letter of Credit for the account of on or more Borrowers in such Borrower Group from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Obligors to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms within a Borrower Group that such arrangement shall have no effect on the joint and several character of its liability for the Obligations of its Borrower Group or its guaranty (if any) of the Obligations of the other Borrower Group.

5.8.2. Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9. Taxes.

5.9.1. Payments Free of Taxes. Any and all payments by any Obligor on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if an Obligor shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Lender or LC Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (b) the Obligor shall make such deductions; and (c) Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2. Payment. Borrowers within each Borrower Group shall indemnify, hold harmless and reimburse Agent, the Applicable Lenders and applicable LC Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, any Applicable Lender or applicable LC Issuer with respect to any Obligations of such Borrower Group, Letters of Credit, or Loan Documents, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes

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were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Agent by an Applicable Lender or applicable LC Issuer (with a copy to Agent), or by Agent, shall be conclusive absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment satisfactory to Agent.

5.10. Foreign Lenders.

5.10.1. Exemption. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to Agent and Borrower Agent, at the time or times prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Agent or Borrower Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent as will enable Agent and Borrower Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

5.10.2. Documentation. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, a Foreign Lender (except in connection with a CAM Exchange in which case any Foreign Lender shall comply with this Section 5.10.2 to the extent practicable) shall deliver to Agent and Borrower Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender (other than as a result of a CAM Exchange)hereunder (and from time to time thereafter upon the request of Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) duly completed copies of IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) duly completed copies of IRS Form W-8BEN; or (d) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers to determine the withholding or deduction required to be made.

5.10.3. Lender Obligations. Each Lender (except an assignee lender pursuant to a CAM Exchange which shall only be obligated to comply with Section 5.10.2 to the extent practicable) and LC Issuer shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender and LC Issuer shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or LC Issuer’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Lender and LC Issuer authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or LC Issuer under any Loan Document.

5.11. Nature and Extent of Each U.S. Borrower’s Liability.

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5.11.1. Joint and Several Liability. Each U.S. Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Applicable Lenders the prompt payment and performance of, all Borrower Group Obligations of U.S. Borrowers and all agreements under the Loan Documents. Each U.S. Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Borrower Group Obligations of U.S. Borrowers, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other U.S. Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Borrower Group Obligations of U.S. Borrowers.

5.11.2. Waivers.

(a) Each U.S. Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such U.S. Borrower. Each U.S. Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each U.S. Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any U.S. Borrower shall not impair any other U.S. Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of

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the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3. Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each U.S. Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such U.S. Borrower is primarily liable, as described below, and (ii) such U.S. Borrower’s Allocable Amount.

(b) If any U.S. Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such U.S. Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Borrower, exceeds the amount that such U.S. Borrower would otherwise have paid if each U.S. Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such U.S. Borrower’s Allocable Amount bore to the total Allocable Amounts of all U.S. Borrowers, then such U.S. Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any U.S. Borrower shall be the maximum amount that could then be recovered from such U.S. Borrower under this Section 5.11 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their reasonable discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4. Joint Enterprise. Each Borrower in each Borrower Group has requested that Agent and Lenders make this credit facility available to Borrowers in such Borrower Group on a combined basis, in order to finance such Borrower’s business most efficiently and economically. Within a Borrower Group, each Borrowers’ business is a mutual and collective enterprise, and such Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each such Borrower and ease the administration of their relationship with Lenders proving the applicable Borrower Group Commitments, all to the mutual advantage of Borrowers in such Borrower Group. Borrowers in each Borrower Group acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers in such Borrower Group and to administer the Collateral supporting the applicable Borrower Group Obligations on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers in such Borrower Group and at such Borrowers’ request.

5.11.5. Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

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5.12. Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from U.S. Obligors hereunder and Canadian Dollars are the currency of account and payment for each and every sum at any time due from Canadian Obligors hereunder, unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by Agent. Notwithstanding the foregoing:

5.12.1. Each repayment of a Revolver Loan or LC Obligation or a part thereof shall be made in the currency in which such Revolver Loan or LC Obligation is denominated at the time of that repayment;

5.12.2. Each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

5.12.3. Each payment of fees by a U.S. Borrower pursuant to Section 3.2 shall be in Dollars;

5.12.4. Each payment of fees by Canadian Borrower pursuant to Section 3.2 shall be in Canadian Dollars;

5.12.5. Each payment in respect of Extraordinary Expenses and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made; and

5.12.6. Any amount expressed to be payable in Canadian Dollars shall be paid in Canadian Dollars.

No payment to any Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Obligor in respect of which it was made unless and until such Secured Party shall have received payment in full in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 5.12. To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Obligor (together with the other Obligors within its Borrower Group or other obligors pursuant to any Guaranty of such Borrower Group Obligations) agrees to indemnify and hold harmless such Secured Party, with respect to the amount of the shortfall with respect to amounts payable by such Obligor hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall. To the extent that the amount of any such payment to a Secured Party shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Secured Party shall return such excess to the members of the affected Borrower Group.

5.13. Currency Fluctuations. On any Business Day determined by Agent, but no less frequently than monthly, (the “Calculation Date”), Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date. On each Reset Date, Agent shall determine the Dollar Equivalent of the Canadian Revolver Exposure. If, on any Reset Date, the Total Revolver Exposure exceeds the total amount of the Commitments on such date or the Dollar Equivalent of Canadian Revolver Exposure on such date exceeds the Canadian Revolver Commitments on such date (the amount of any such excess referred to herein as the “Excess Amount”) then (i) Agent shall give notice thereof to Canadian Borrower and Lenders and (ii) within one Business Day thereafter, Canadian Borrower shall cause such excess to be eliminated, either by repayment of Canadian Revolver Loans or depositing of Cash Collateral with Agent

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with respect to Canadian LC Obligations and until such Excess Amount is repaid, Canadian Lenders shall not have any obligation to make any Canadian Revolver Loans.

5.14. Collection Allocation Mechanism (CAM) and Lender Loss Sharing Agreement. In order to implement a mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder among all Lenders and to provide for equitable sharing of gains and losses under the Loan Documents, each Lender and Agent agree as follows:

5.14.1. Definitions. As used in this Section 5.14, the following terms shall have the following meanings:

(a) CAM Exchange: the exchange of the U.S. Lenders’ interests and the Canadian Lenders’ interests provided for in Section 5.14.2.

(b) CAM Exchange Date: the first date after the Closing Date on which the U.S. Revolver Commitments and the Canadian Revolver Commitments shall have terminated in accordance with Section 11.2 of this Agreement and there shall occur (i) any event described in Section 11.1(l) with respect to any Borrower, or (ii) an acceleration of Loans and termination of the Commitments pursuant to Section 11.2.

(c) CAM Percentage: as to each Lender, a fraction expressed as a percentage, (i) the numerator of which shall be the Dollar Equivalent of aggregate amount of such Lender’s Commitments immediately prior to the CAM Exchange Date, and (ii) the denominator of which shall be the Dollar Equivalent of amount of the Commitments of all the Lenders immediately prior to the CAM Exchange Date.

(d) Designated Obligations: all Obligations of the Borrowers with respect to (i) principal and interest under the U.S. Revolver Loans, Canadian Revolver Loans, Overadvance Loans and Protective Advances, (ii) unreimbursed drawings under Letters of Credit and interest thereon, and (iii) fees under Sections 3.2.1 , 3.2.2(a)(i) and 3.2.2(b)(i).

5.14.2. CAM Exchange. On the CAM Exchange Date, (a) each U.S. Lender shall fund its participation in any outstanding U.S. Protective Advances and unreimbursed drawings made under U.S. Letters of Credit in accordance with Section 2.1.7(a) and Section 2.3.1(b), and (b) each Canadian Lender shall fund its participation in (i) any outstanding Canadian Protective Advances in accordance with Section 2.1.7(b) of this Agreement and (ii) any unreimbursed drawings made under Canadian Letters of Credit pursuant to Section 2.3.2(b), and the Lenders shall purchase at par interests in the Designated Obligations (and shall make payments to Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse LC Issuer for unreimbursed drawings under outstanding Letters of Credit such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Revolver Commitments and the Canadian Revolver Commitments in which it shall participate immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

5.14.3. Consents; Delivery of Notes. Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 13.2 hereby consents and agrees to the CAM Exchange. Each Borrower agrees from time to time to execute and deliver to Lenders all such promissory notes and other instruments and documents as Agent shall reasonably request to evidence and confirm the respective interests and obligations of Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this

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Agreement to Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

5.14.4. Distribution of Payments. As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to Lenders, pro rata in accordance with their respective CAM Percentages.

5.14.5. Post-CAM Exchange Date LC Drawings. In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an LC Issuer that is not reimbursed by U.S. Borrowers or Canadian Borrower, as applicable, then each Lender shall promptly reimburse LC Issuer for its CAM Percentage of such unreimbursed payment.

5.14.6. Withholding and Deductions. Notwithstanding any other provision of this Section 5.14, Agent and each Lender agree that if Agent or a Lender is required under Applicable Law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by Agent or any Lender subject to such withholding to Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of Agent or such Lender subject to such withholding as against Borrowers and the other Obligors to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 5.14, having been paid to Agent or such Lender with respect to which such withholding or deduction was made.

SECTION 6. CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Notes shall have been executed by each Borrower within a Borrower Group and delivered to each Applicable Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens on the Collateral, as well as UCC, PPSA and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received duly executed Deposit Account Control Agreements, in form and substance, and with financial institutions, reasonably satisfactory to Agent.

(d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Obligor certifying that, after giving effect to the initial Loans and transactions hereunder, (i) Obligors, taken as a whole, are Solvent; (ii) no Default or Event

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of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received a written opinion of Greenberg Traurig LLP and in-house legal counsel to Obligors, as well as any local counsel (including Canadian counsel) to Obligors or Agent, in form and substance reasonably satisfactory to Agent.

(g) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligors, all in compliance with the Loan Documents.

(i) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results reasonable satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 28, 2008.

(j) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(k) Agent shall have received a U.S. Borrowing Base Certificate and Canadian Borrowing Base Certificate, each dated as of the Closing Date but prepared as of May 24, 2009 and in form and substance satisfactory to the Agent. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $50,000,000.

(l) Agent shall have received a Compliance Certificate certifying only as to no Default or Event of Default and the calculation of the Fixed Charge Coverage Ratio (as of the most recently ended trailing twelve month period), dated as of the Closing Date and in form and substance satisfactory to the Agent.

(m) Agent shall have received duly executed Lien Waivers, to the extent required by Agent in its reasonable discretion.

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6.2. Conditions Precedent to All Credit Extensions. Agent, LC Issuers and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:|

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) All conditions precedent in any other Loan Document shall be satisfied;

(d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect;

(e) With respect to issuance of a Letter of Credit, the applicable LC Conditions shall be satisfied; and

(f) There exists no fact or circumstance, including by reason of the application of any so-called “currency exchange” laws, rules or regulations (as in effect at the time of any proposed borrowings hereunder) which could reasonably be expected to materially interfere with the ability of any Obligor to satisfy any of its Obligations in full at such time as such Obligations become due and payable pursuant to the terms hereof.

Each request (or deemed request) by Borrower Agent or any Borrower within a Borrower Group for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers within such Borrower Group on behalf of whom such extension of credit is proposed to be made that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in its reasonable discretion in connection therewith.

SECTION 7. COLLATERAL

7.1. Grant of Security Interest.

(a) U.S. Collateral. To secure the prompt payment in cash in full and performance in full of all Obligations, each U.S. Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property of such U.S. Obligor, whether now owned or hereafter acquired, and wherever located:

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) subject to Section 7.8, all Investment Property;

(iv) all Supporting Obligations (including Letter of Credit Rights) relating to any of the foregoing clauses (i) through (iii);

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(v) subject to Section 7.8, all (y) General Intangibles constituting Equity Interests that are not Investment Property, and (z) other General Intangibles, including Intellectual Property, relating to or necessary for the disposition of any of the foregoing;

(vi) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(vii) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(viii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) evidencing or pertaining to the foregoing.

(b) Canadian Collateral. To secure the prompt payment in cash in full and performance in full of all Canadian Obligations, each Canadian Credit Party hereby grants to Agent, for the benefit of Canadian Secured Parties, a continuing security interest in and Lien upon all of the following Property of such Canadian Credit Party, whether now owned or hereafter acquired, and wherever located:

(i) all Accounts; (ii) all Deposit Accounts; (iii) all Investment Property;

(iv) all Supporting Obligations (including Letter of Credit Rights) relating to any of the foregoing clauses (i) through (iii);

(v) all (y) General Intangibles constituting Equity Interests that are not Investment Property, and (z) other General Intangibles, including Intellectual Property, relating to or necessary for the disposition of any of the foregoing;

(vi) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(vii) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(viii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2. Lien on Deposit Accounts; Cash Collateral.

7.2.1. Deposit Accounts. Each Obligor irrevocably authorizes and directs each bank or other depository with which such Obligor maintains a Deposit Account or lockbox to deliver to Agent upon receipt of written instructions from Agent, on a daily basis, all balances or items in each Deposit Account or lockbox maintained by such Obligor with such depository for application to the Borrower Group Obligations of such Obligor then outstanding. Each Obligor irrevocably appoints Agent as such Obligor’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

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7.2.2. Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. Agent may apply Cash Collateral received from any Obligor to the payment of any Borrower Group Obligations of such Obligor, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Obligor or other Person claiming through or on behalf of any Obligor shall have any right to any Cash Collateral, until Full Payment of all Borrower Group Obligations of such Obligor.

7.3. Investment Property and other Equity Interests.

7.3.1. Delivery of Certificates. All certificates or instruments representing or evidencing any Investment Property or other Equity Interests constituting Collateral hereunder (“Pledged Interests”) shall be delivered to and held by or on behalf of Agent pursuant hereto, shall be in suitable form for further transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

7.3.2. Issuer Agreements. Each Obligor that is the issuer of any Pledged Interests hereby (a) acknowledges the security interest and Lien of Agent in such Collateral granted by the Obligor owning such Pledged Interests and (ii) agrees that, with respect to any such Pledged Interests, it will comply with the instructions originated by Agent without further consent of any other Obligor.

7.3.3. Distributions on Investment Property and other Equity Interests. In the event that any cash dividend or cash distribution (a “Dividend”) is permitted to be paid on any Pledged Interests of any U.S. Obligor at a time when no Acceleration Event has occurred, such Dividend may be paid directly to the applicable U.S. Obligor. If an Acceleration Event has occurred and is continuing, then any such Dividend or payment (other than Upstream Payments) shall be paid directly to Agent for the benefit of the U.S. Secured Parties.

7.3.4. Voting Rights with respect to Equity Interests. So long as no Event of Default has occurred and is continuing, U.S. Obligors shall be entitled to exercise any and all voting and other consensual rights pertaining to any of the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement. If an Event of Default shall have occurred and be continuing, all rights of U.S. Obligors to exercise the voting and other consensual rights that it would otherwise be entitled to exercise shall, at Agent’s option, be suspended, and all such rights shall, at Agent’s option, thereupon become vested in Agent for the benefit of the U.S. Secured Parties during the continuation of such Event of Default, and Agent shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and during the continuation of such Event of Default and Agent shall have the right to act with respect thereto as though it were the outright owner thereof.

7.3.5. Securities Accounts. Each Obligor irrevocably authorizes and directs each securities intermediary or other Person with which any securities account or similar investment property is maintained, upon written instruction of the Agent, to dispose of such Collateral at the direction of the Agent and comply with the instructions originated by Agent without further consent of any Obligor. The Agent agrees with the Obligors that such instruction shall not be given by the Agent unless an Event of Default has occurred and is continuing.

7.4. Certain After-Acquired Collateral. Obligors shall promptly notify Agent in writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of Deposit Accounts or Investment Property and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreements or Lien Waivers. If any Collateral is in the

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possession of a third party, at Agent’s request, Obligors shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5. No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.

7.6. Further Assurances. Promptly upon request, Obligors shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral of such Obligor in a manner consistent with this Agreement, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7. Letter-of-Credit Rights. If any Obligor is at any time a beneficiary under a letter of credit constituting Collateral now or hereafter issued in favor of such Obligor, such Obligor shall promptly notify the Agent thereof and such Obligor shall, at the request of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Agent to become the transferee beneficiary of such letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 5 hereof

7.8. Foreign Subsidiary Stock.

7.8.1. Notwithstanding Section 7.1, the U.S. Collateral shall include only 65% of the voting stock and 100% of the non-voting Equity Interests of Canadian Borrower and any other Foreign Subsidiary that is not a U.S. Obligor.

7.8.2. For the avoidance of doubt, the parties hereto do not intend (i) for any asset of any Canadian Credit Party or Foreign Subsidiary to secure any U.S. Revolver Loans, any U.S. Bank Product Debt or any U.S. LC Obligations, or (ii) for any Canadian Credit Party or Foreign Subsidiary to guaranty or be otherwise liable to pay any U.S. Revolver Loans, any U.S. Bank Product Debt or any U.S. LC Obligations.

SECTION 8. COLLATERAL ADMINISTRATION

8.1. Borrowing Base Certificates.

8.1.1. U.S. Borrowing Base. By the 21st day following the end of each Fiscal Month, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a U.S. Borrowing Base Certificate prepared as of the close of business of the previous Fiscal Month, and, while an Event of Default exists, at such other times as Agent may request. All calculations of U.S. Availability in any U.S. Borrowing Base Certificate shall originally be made by U.S. Obligors and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (i) to reflect its reasonable estimate of declines in value of any U.S. Collateral; (ii) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting U.S. Collateral, as determined in the Agent's Credit Judgment; and (iii) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the U.S. Availability Reserve.

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8.1.2. Canadian Borrowing Base. By the 21st day following the end of each Fiscal Month, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Canadian Borrowing Base Certificate prepared as of the close of business of the previous Fiscal Month, and, while an Event of Default exists, at such other times as Agent may request. All calculations of Canadian Availability in any Borrowing Base Certificate shall originally be made by Canadian Credit Parties and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (i) to reflect its reasonable estimate of declines in value of any Canadian Collateral; (ii) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Canadian Collateral, as determined in the Agent's Credit Judgment; and (iii) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Canadian Availability Reserve.

8.2. Administration of Accounts.

8.2.1. Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may reasonably request. Each Obligor shall also provide to Agent, on or before the 21st day following the end of each Fiscal Month, an aging of Accounts as of the end of the preceding Fiscal Month, in form and detail reasonably satisfactory to Agent, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $2,000,000 or more cease to be Eligible Accounts, Obligors shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof.

8.2.2. Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or with respect to any Collateral.

8.2.3. Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligor shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4. Maintenance of Dominion Account. Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Obligors shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. Notwithstanding the foregoing, the Obligors may, in the Ordinary Course of Business, maintain operating accounts and investment accounts that are subject to the Agent's Lien and control but are not swept on an immediate or daily basis as set forth above, as determined by the Agent in its reasonable judgment. If a Dominion Account is not maintained with Bank of America or its branches, Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America or its branches. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5. Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made

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directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3. [Reserved.]

8.4. [Reserved.]

8.5. Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Obligors, including all Dominion Accounts. Each Obligor shall take all actions necessary to establish Agent’s control of each such Deposit Account and investment account (other than Excluded Accounts). Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6. General Provisions.

8.6.1. Location of Collateral. All tangible items of Collateral and records related thereto shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States or Canada, as applicable with respect to each Borrower Group, upon 30 Business Days prior written notice to Agent.

8.6.2. Insurance of Collateral; Condemnation Proceeds.

(a) Each Obligor shall maintain insurance with respect to its Property, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A minus, unless otherwise approved by Agent) reasonably satisfactory to Agent. From time to time upon Agent’s reasonable request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever (or 10 days prior written notice in the event of cancellation for reason of nonpayment of premiums); and (ii) specifying that the interest of Agent, if any, shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance required hereunder, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims. Agent hereby confirms to Obligors that, as of the Agreement Date, the types and amounts of insurance coverage maintained by Obligors are satisfactory to Agent.

(b) Any proceeds of insurance payable to Agent under clause (a) above shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.

8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or

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responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

8.6.4. Defense of Title to Collateral. Each Obligor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7. Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors:

(a) Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:

9.1.1. Organization and Qualification. Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing as a foreign or extra provincial, as the case may be, corporation or company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic

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Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

9.1.4. Capital Structure. Schedule 9.1.4 shows, for each Obligor and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary.

9.1.5. Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, no Obligor or Subsidiary has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices (which are the principal locations of books and records for the Obligors) and other places of business of Obligors and Subsidiaries are shown on Schedule 8.6.1.

9.1.6. Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property in all material respects, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens and other than claims which are not yet due or which are being Properly Contested. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

9.1.7. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Obligors with respect thereto. Obligors warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide rendition of services in the Ordinary Course of Business, and substantially in accordance with any contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such rendition of services, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of

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Business and, if an amount greater than $500,000, disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

     (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC or PPSA, the restriction is ineffective), and the applicable Obligor is the sole payee or remittance party shown on the invoice;

     (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

     (g) to the best of Obligors’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account except for any Account involving an amount less than $500,000; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

     9.1.8. Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of the Company and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of the Company and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 28, 2008], there has been no change in the condition, financial or otherwise, of any Obligor or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Obligors and their Subsidiaries, taken as a whole, are Solvent.

     9.1.9. Surety Obligations. No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

     9.1.10. Taxes. Each Obligor and Subsidiary has filed all federal, state, provincial, territorial, municipal, local and foreign tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Obligor and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

     9.1.11. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

     9.1.12. Intellectual Property. Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Obligor’s knowledge, threatened Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.12, no Obligor or Subsidiary pays or owes any Royalty

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or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligor or Subsidiary is shown on Schedule 9.1.12.

9.1.13. Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14. Compliance with Laws. Each Obligor and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or Subsidiary under any Applicable Law within the past five years.

9.1.15. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.15, no Obligor’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor or Subsidiary has received any Environmental Notice within the past five years. No Obligor or Subsidiary has any material contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.16. Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.17. Litigation. Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.18. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.

9.1.19. Pension Plans. Except as disclosed on Schedule 9.1.19:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan

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subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan or Canadian Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d) With respect to any Foreign Plan, (i) all material employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient in all material respects to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities, except where failure to so register or maintain could not reasonably be expected to have a Material Adverse Effect.

(e) Canadian Credit Parties are in compliance with the requirements of the FSCO and the PBA and other federal or provincial laws with respect to each Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Canadian Credit Party nor any of its Subsidiaries has any material withdrawal liability in connection with a Canadian Pension Plan. No Termination Event has occurred. No Lien has arisen, choate or inchoate, in respect of Canadian Credit Parties or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

9.1.20. Trade Relations. To the knowledge of Obligors, there exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor or Subsidiary. To the knowledge of Obligors, there exists no condition or circumstance that could reasonably be expected to have a Material Adverse Effect on the ability of any Obligor or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21. Labor Relations. Except as described on Schedule 9.1.21, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement or management agreement. There are no material grievances, disputes or controversies with any union or other organization of any

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Obligor’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.22. Payable Practices. No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23. Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24. Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading (it being understood that Obligors are not making any representation or warranty hereunder with respect to statements with respect to any Lender or Agent hereunder). There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1. Inspections; Appraisals.

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Agent agrees with the Lenders that is shall make at least one such visit and inspection with respect to the Company during each Fiscal Year of the Company commencing with Fiscal Year 2010. Lenders may participate in any such visit and inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any visit, inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to three times per Loan Year; provided, however, that if an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Obligors without regard to such limits. Subject to and without limiting the foregoing, Obligors specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities. This Section shall not be construed to

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limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes. Obligors shall have no obligation to reimburse Agent or any Lender for any appraisal unless an Event of Default exists.

10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for the Company and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Company and reasonably acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b) as soon as available, and in any event within 30 days after the end of each Fiscal Month (but within 45 days after the end of the last Fiscal Month in any Fiscal Quarter), unaudited balance sheets as of the end of such Fiscal Month and the related statements of income and cash flow for such Fiscal Month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for the Company and its Subsidiaries, in each case setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer (other than vice president – legal) of the Company as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Month and period, subject to normal year-end adjustments and the absence of footnotes;

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by a Senior Officer of the Company;

(d) concurrently with delivery of financial statements under clause (a) above, copies of all material reports submitted to Obligors by their accountants in connection with such financial statements;

(e) not later than 30 days prior to the end of each Fiscal Year, projections of the Obligors’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, Fiscal Month by Fiscal Month and for the next three Fiscal Years, year by year;

(f) at Agent’s request, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(g) promptly after Agent’s request from time to time, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material adverse changes to or developments in the business of such Obligor;

(h) promptly after Agent’s request from time to time, copies of any annual report to be filed in connection with each Plan, Foreign Plan or Canadian Pension Plan; and

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(i) such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Obligor’s, Subsidiary’s or other Obligor’s financial condition or business.

Notwithstanding the requirements to Section 10.1.2(a) and (b) above, if there are no Loans outstanding and no Borrowings hereunder for a period of ninety (90) consecutive days, the delivery of the financial statements required under Section 10.1.2(a) and (b) shall be suspended for as long as no Borrowing occurs hereunder (the “Suspension Period”) and such financial statements are generally available through periodic public filings by the Company with the Securities and Exchange Commission; provided, however, all other reporting requirements under this Agreement shall remain effective during the Suspension Period, including delivery of items required under Section 10.1.2(c), (d) and (g) on the dates they would otherwise have been required were the Suspension Period not in effect.

10.1.3. Notices. Notify Agent in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by the Company’s independent accountants; or (k) any opening of a new office or place of business at which any material tangible Collateral will be located or at which any material books and records with respect to Collateral will be located, at least 30 days prior to such opening.

10.1.4. Landlord Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord or other Person that owns any premises which constitute a principal office of any Obligor or a location where material books and records relating to Collateral are located.

10.1.5. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6. Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent) satisfactory to Agent, with respect to the Properties and business of Obligors and Subsidiaries of such type (including workers’ compensation, larceny, embezzlement, or other criminal

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misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8. Licenses. Keep each License materially affecting any Collateral or any other material Property of Obligors and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9. Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not an Immaterial Subsidiary, cause it to become a Guarantor hereunder or, at the request of Agent, to become a Borrower hereunder, all in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to fulfill its obligations as a Guarantor or Borrower hereunder and to evidence and perfect a Lien in favor of Agent (for the benefit of applicable Secured Parties) on the assets of such Person of a type which constitute Collateral hereunder, including delivery of such legal opinions and Loan Documents, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.

10.1.10. Legal Existence and Good Standing. Each Obligor shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

10.2. Negative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except: (a) the Obligations; (b) Permitted Purchase Money Debt;

(c) Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt) identified on Schedule 10.2.1, but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(d) Bank Product Debt;

(e) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligor or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $5,000,000 in the aggregate at any time;

(f) Permitted Contingent Obligations; (g) Permitted Intercompany Advances; (h) Subordinated Debt;

(i) Refinancing Debt as long as each Refinancing Condition is satisfied;

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(j) Debt incurred on arms-length market terms in connection with the sale and leaseback or mortgage financing of the Borrower’s headquarters office facilities located at 2050 Spectrum Boulevard in Ft. Lauderdale, Florida; and

(k) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $20,000,000 in the aggregate at any time (provided, however, that up to $5,000,000 of such Debt may be secured by a Lien on Property that is not Collateral).

10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes (other than Liens imposed under ERISA or the PBA) not yet due or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA or the PBA) arising in the Ordinary Course of Business, including statutory Liens securing the rights, claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, lessors of property and equipment (other than under any Capital Leases) and other like Persons but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;

(e) Liens arising from deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligation, including obligations under or insurance arrangements relating to worker’s compensation, unemployment insurance, social security and other similar laws, surety or appeal bonds, or bonds or deposits to secure indemnity, performance or other similar bonds or retained layers in insurance policies (including fronted, self-insured and deductible layers) or Liens arising as a result of progress payments under government contracts, and as long as such Liens are at all times junior to Agent’s Liens on the Collateral;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against any Obligor or Subsidiary, or any Property of an Obligor or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens on the Collateral (other than Liens which are bonded or insured to the reasonable satisfaction of Agent);

(h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions;

(j) existing Liens shown on Schedule 10.2.2; and

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(k) the rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Person, or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof; and

(l) other Liens on assets which do not constitute Collateral securing Debt in an amount not to exceed $5,000,000 at any one time outstanding.

10.2.3. [Reserved.]

10.2.4. Distributions; Upstream Payments. Declare or make any Distributions, except Permitted Distributions and Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5. Restricted Investments. Make any Restricted Investment.

10.2.6. Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition.

10.2.7. Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) Permitted Intercompany Advances and (e) loans which constitute Permitted Investments.

10.2.8. Restrictions on Payment of Certain Debt. Make any voluntary prepayments (whether a prepayment, redemption, retirement, defeasance or acquisition) (a) of any Subordinated Debt prior to its due date under the agreements evidencing such Debt, or in violation of any terms of subordination applicable thereto, as in effect on the Closing Date (or as amended thereafter with the consent of Agent) or (b) during any Event of Default, of any Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

10.2.9. Fundamental Changes. (a) Merge, amalgamate, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except that (i) any Guarantor in any Borrower Group may merge or amalgamate with or transfer all or substantially all of its assets into or consolidate with a Borrower or any other Guarantor within such Borrower Group, (ii) any Borrower within a Borrower Group may merge or amalgamate with or transfer all or substantially all its assets into any other Borrower within such Borrower Group, and (iii) any Subsidiary that is not an Obligor may merge or amalgamate with or transfer all or substantially all of its assets into or consolidate with any Obligor; (b) change its name or conduct business under any fictitious name; (c) change its tax, charter or other organizational identification number; or (d) change its form or jurisdiction of organization.

10.2.10. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11. Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in any manner materially adverse to the interests of Agent or the Lenders.

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10.2.12. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries.

10.2.13. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14. Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16. Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17. Affiliate Transactions. Enter into or be party to any transaction not otherwise prohibited hereunder with an Affiliate owing or guarantying common Obligations under a Borrower Group, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Borrowers within the same Borrower Group; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) Investments in Subsidiaries and loans and advances to franchisees and licensees, all in the Ordinary Course of Business and to the extent they are also Permitted Investments; (g) transactions between the Company and any Subsidiary whose voting stock or other equity interest is at least 75% owned, directly or indirectly, by the Company (a “Super Majority-Owned Subsidiary”), and transactions between Super Majority-Owned Subsidiaries to the extent otherwise permitted under this Agreement; and (h) so long as no Event of Default has occurred and is continuing, transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18. Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.3. Fixed Charge Coverage Ratio. As long as any Commitments or Obligations are outstanding, the Company and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.0 for each period of four Fiscal Quarters ending during or immediately before any Fixed Charge Trigger Period.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) An Obligor fails to pay (i) the principal of any of the Obligations when due and such failure shall continue for one (1) or more Business Days or (ii) interest or premium on any of the Obligations or any fee or other amount owing hereunder when due (whether at stated maturity, on

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demand, upon acceleration or otherwise) and such failure shall continue for three (3) or more Business Days;

     (b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

     (c) An Obligor breaches or fail to perform any covenant contained in Section 7.2.1, 7.3.1, 7.7, 8.1, 8.2.4, 8.2.5, 8.5, 10.1.1(a), 10.2 or 10.3, provided that up to three (3) breaches or failures may occur under Section 8.1, during any Fiscal Year without an Event of Default occurring, provided that in each case each such breach or failure shall continue for no more than four (4) Business Days;

     (d) An Obligor breaches or fails to perform (i) any covenant contained in Section 7.4, 7.6, 8.2.1, 8.6.2, 10.1.2, 10.1.10, or 10.1.3 and such default shall continue for five (5) Business Days or more or (ii) any other covenant contained this Agreement or in any other Loan Documents, or any other agreement entered into at any time to which any Obligor and Agent or any Lender are party in respect of any Bank Products, and such breach or failure shall continue for 30 or more days;

     (e) any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any of its Subsidiaries in an outstanding principal amount which exceeds $5,000,000 (“Material Debt”), or under any agreement or instrument under or pursuant to which any such Material Debt may have been issued, created, assumed, or guaranteed by any Obligor or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Material Debt to accelerate, the maturity of any such Material Debt; or any such Material Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

     (f) any Loan Document shall be terminated, revoked or declared void, invalid or unenforceable or challenged as to validity by the Company or any other Obligor;

     (g) one or more judgments, orders, decrees or arbitration awards is entered against any Obligor involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

     (h) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Obligor or any Subsidiary occurs which would reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

     (i) for any reason other than the failure of Agent to take any action available to it to maintain perfection of Agent’s Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

     (j) an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs (other than any merger or amalgamation by an Obligor into another Obligor or any Upstream Payment or any similar transaction in which an Obligor liquidates, dissolves or winds up its

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affairs after transferring all or substantially all of its Property to another Obligor); or Obligors, taken as a whole, are not Solvent;

(k) all or any material part of the property of the Obligors shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Obligor shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(l) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee, receiver, interim receiver, receiver and manager, monitor, liquidator, administrator, conservator or other custodian is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents in writing to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition or notice is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(m) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC in an aggregate amount in excess of $3,000,000, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, in an aggregate amount in excess of $3,000,000; or (ii) a Termination Event shall occur which, in Agent’s determination, constitutes grounds for the termination under any applicable law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such trustee shall be requested or appointed, or if any Canadian Credit Party is in default with respect to payments to a Multiemployer Plan or Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan and any such event may reasonably be expected to have a Material Adverse Effect or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan.

(n) An Obligor or any of its Senior Officers is criminally indicted (which is not dismissed within one hundred eighty (180) days) or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) or foreign law, which action, suit, proceeding or conviction could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral or any material portion of the Property of the Company or any Obligor; or

(o) A Change of Control occurs; or

(p) any event or condition not described in clauses (a) through (o) above occurs or exists that has a Material Adverse Effect.

11.2. Remedies upon Default. If an Event of Default described in Section 11.1(l) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or

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notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC and the PPSA. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3. License. Agent is hereby granted an irrevocable, non-exclusive license or other right, in each case to the extent that an Event of Default exists and on and after the occurrence of an acceleration of the Obligations under Section 11.2 (an “Acceleration Event”) to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit while an Event of Default exists or an Acceleration Event has occurred.

11.4. Setoff. At any time during an Event of Default, Agent, LC Issuer, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, LC Issuer, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, LC Issuer, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, LC Issuer, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The

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rights of Agent, LC Issuer, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2. Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Obligors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.6. Judgment Currency. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this Section 11.6 called the “first currency”) into any other currency (hereinafter in this Section 11.6 called the “second currency”), then the conversion shall be made at Agent’s spot rate of exchange for buying the first currency with the second currency prevailing at Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made by an Obligor to any Secured Party pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of any applicable Obligors to pay to such Secured Party any amount originally due to the Secured Party in the first currency under this Agreement only to the extent of the amount of the first currency which such Secured Party is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Secured Party’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to such Secured Party in the first currency under this Agreement, Obligors agree that they will indemnify each Secured Party against and save such Secured Party harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Obligor separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Secured Party under any Loan Documents or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by such Secured Party and Obligors shall not be entitled to require any proof or evidence of any actual loss. If the amount of the first currency exceeds the amount originally due to a Secured Party in the first currency under this Agreement, such Secured Party shall promptly remit such excess to Obligors. The covenants contained in this Section 11.6 shall survive the Full Payment of the Obligations under this Agreement.

SECTION 12. AGENT

12.1. Appointment, Authority and Duties of Agent.

12.1.1. Appointment and Authority. (A) Each Lender appoints and designates Bank of America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan

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Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts constitute Eligible Accounts, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

     (B) For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and Agent, on the other hand, each Obligor and each such Secured Party acknowledge and agree with Agent that such Secured Party and Agent are hereby conferred the legal status of solidary creditors of each such Obligor in respect of all Obligations owed by each such Obligor to Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Obligor is irrevocably bound towards Agent and each Secured Party in respect of the entire Solidary Claim of Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Obligor not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

     12.1.2. Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

     12.1.3. Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

     12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect

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to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2. Agreements Regarding Collateral and Field Examination Reports.

12.2.1. Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrower Agent certifies in writing to Agent is a Permitted Asset Disposition or a Lien which Obligors certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) in any Fiscal Year having an aggregate value not in excess of $5,000,000; or (d) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral. Agent and Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3. Reports. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Obligors’ books and records as well as upon representations of Obligors’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3. Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex,

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telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

     12.4. Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Obligor specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

     12.5. Ratable Sharing. If any Lender shall obtain any payment or reduction of any Borrower Group Obligation, whether through set-off or otherwise, in excess of its share of such Borrower Group Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, the Applicable LC Issuer and the other Applicable Lenders such participations in the affected Borrower Group Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Agent.

     12.6. Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT) AND DOES NOT ARISE DIRECTLY AND SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AGENT INDEMNITEE. In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

     12.7. Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of

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operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents, other than to confirm receipt of items expressly required to be delivered to Agent pursuant to Section 6.

12.8. Successor Agent and Co-Agents.

12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Obligors. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan in accordance with Section 13.3 shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2. Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility

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to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10. Replacement of Certain Lenders. If a Lender (an "Affected Lender") (a) is a Defaulting Lender, (b) shall have requested compensation from Borrower under Section 3.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), (c) shall have delivered a notice pursuant to Section 3.5 hereof claiming that such Lender is unable to extend LIBOR Loans or BA Rate Loans to Borrowers for reasons not generally applicable to the other Lenders, (d) shall have delivered a notice pursuant to Section 3.5 hereof claiming that the costs to such Lender of funding LIBOR Loans or BA Rate Loans are not adequately reflected in the interest rates applicable to such Loans for reasons not generally applicable to the other Lenders or (e) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or Borrowers may have against such Affected Lender, Borrower or the Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within ten (10) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with Section 13 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within ten (10) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this Section 12.10, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent on any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in Section 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in LC Obligations.

12.11. Remittance of Payments and Collections.

12.11.1. Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by such Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2. Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

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12.11.3. Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12. Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13. Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14. No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. Except as set forth in Section 12.10, this Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations.

13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan

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Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender, or any Participant that would be a Canadian Lender that is not organized under the laws of Canada or any province thereof (except such a Lender that is not subject to Canadian withholding taxes pursuant to applicable Law), shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Revolver Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3. Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.2.4. Participant Rights to Increased Cost Payments. No Person purchasing from a Lender a participation in any Loan (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 3.7 or Section 3.9 which would be in excess of the applicable proportionate amount (based on the portion of the Loan in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Loan.

13.3. Assignments.

13.3.1. Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $1,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $500,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent and, if no Event of Default exists, Borrowers in their discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

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13.3.2. Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14. MISCELLANEOUS

14.1. Consents, Amendments and Waivers.

14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of U.S. LC Issuer, no modification shall be effective with respect to any U.S. LC Obligations or Section 2.3.1;

(c) without the prior written consent of Canadian LC Issuer, no modification shall be effective with respect to any Canadian LC Obligations or Section 2.3.2;

(d) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender;

(e) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; or (iii) amend the definitions of Pro Rata or Required Lenders;

(f) without the prior written consent of all U.S. Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) amend the definitions of U.S. Borrowing Base (and the defined terms used in such definition) or Required U.S. Lenders; (ii) increase any advance rate or increase total U.S. Revolver Commitments; (iii) release U.S. Collateral with an Asset Value greater than $5,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (iv) release any U.S. Obligor from liability for any U.S. Obligations, if such U.S. Obligor is Solvent at the time of the release; and

(g) without the prior written consent of all Canadian Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) amend the definitions of Canadian Borrowing Base (and the defined terms used in such definition) or Required Canadian Lenders; (ii) increase any advance rate or increase total Canadian Revolver Commitments; (iii) release Canadian Collateral with an Asset Value greater than $1,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (iv) release any Canadian Obligor from liability for any Canadian Obligations, if such Canadian Obligor is Solvent at the time of the release.

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14.1.2. Limitations. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or LC Issuer as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3. Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2. Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3. Notices and Communications.

14.3.1. Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.5, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3. Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Obligor even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication

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purportedly given by or on behalf of an Obligor which is believed in good faith by such Indemnitee to have been given by or on behalf of an Obligor.

     14.4. Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) while an Event of Default exists, enforce any Loan Documents or collect any Obligations; (b) while an Event of Default exists, protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including, while an Event of Default exists, any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses incurred by Agent (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

     14.5. Credit Inquiries. Each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

     14.6. Severability|. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

     14.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

     14.8. Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

     14.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

     14.10. Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.

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     14.11. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Obligors, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

     14.12. Confidentiality. Each of Agent, Lenders and LC Issuer agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, LC Issuer or any of their Affiliates on a nonconfidential basis from a source other than Obligors. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Obligors and a general description of Obligors’ businesses, and may use Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Agent, Lenders and LC Issuer acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

     14.13. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

     14.14. CONSENT TO FORUM. EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE ON NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT

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ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15. Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16. Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth.

14.17. Amendment and Restatement.

14.17.1. Original Credit Agreement and Original Guaranty Superseded. Each Obligor, Agent, LC Issuer and Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement, the Original Guaranty, the Security Agreement (as defined in the Original Credit Agreement) and Pledge Agreement (as defined in the Original Credit Agreement) (collectively, the "Original Loan Documents") shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Original Loan Documents, except as otherwise provided in the next paragraph, shall be superseded by this Agreement.

14.17.2. Continuing Indemnity; No Novation. Notwithstanding the amendment and restatement of the Original Loan Documents by this Agreement, the Company and each Obligor shall continue to be liable to Agent and Lenders with respect to agreements on the part of Company and Obligors under the Original Credit Agreement and each other Original Loan Document to indemnify and hold harmless Agent and Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which Agent and Lenders may be subject arising in connection with the Original

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Loan Documents. This Agreement is given as a substitution of, and not as a payment of, the obligations of Company the Borrowers and any guarantor under the Original Loan Documents and is not intended to constitute a novation of the Original Loan Documents. Upon the effectiveness of this Agreement all amounts outstanding and owing by Borrowers under the Original Credit Agreement shall constitute Obligations hereunder.

14.17.3. Restatement of Security Instruments. By execution of this Agreement all parties hereto agree that (i) each of the “Security Instruments” and other “Loan Documents” under the Original Credit Agreement are hereby amended and restated by the Loan Documents hereunder and (ii) all security interests and liens granted under the “Security Instruments” under the Original Loan Agreement shall continue and secure the Obligations hereunder.

SECTION 15. GUARANTY OF ALL OBLIGATIONS

15.1. Guaranty; Limitation of Liability. In order to induce Agent and Lenders to enter into this Agreement and to induce the Lenders to extend credit hereunder and to induce the Lenders or their affiliates provide Bank Products, and in recognition of the direct benefit received by the U.S. Subsidiary Guarantors from the extension of such credit and provision of such Bank Products, each U.S. Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the undertaking by each U.S. Subsidiary Guarantor under this Section 15 being, as amended from time to time, the “Total Obligations Guaranty”) the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Obligor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Agent or any other Secured Party in enforcing any rights under this Total Obligations Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each U.S. Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Obligor to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of any Insolvency Proceeding involving such other Obligor.

15.1.1. No Fraudulent Transfer. Each U.S. Subsidiary Guarantor, Agent and each other Secured Party, hereby confirms that it is the intention of such Persons that this Total Obligations Guaranty and the obligations of each U.S. Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Total Obligations Guaranty and the Obligations of each U.S. Subsidiary Guarantor hereunder. To effectuate the foregoing intention, each U.S. Subsidiary Guarantor, Agent and each of the other Secured Parties hereby irrevocably agree that such Guaranteed Obligations and other liabilities shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each U.S. Subsidiary Guarantor that are relevant under the laws referred to in the first sentence hereof, and after giving effect to any collections from, any rights to receive contributions from, or payments made by or on behalf of, any of the other Obligors in respect of the Obligations under any Loan Document, result in the Guaranteed Obligations and all other liabilities of each U.S. Subsidiary Guarantor under this Total Obligations Guaranty not constituting a fraudulent transfer or conveyance.

15.1.2. Contribution. Each U.S. Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Total Obligations Guaranty, any other Loan Document or any other guaranty, each U.S. Subsidiary

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Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other U.S. Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

15.2. Guaranty Absolute. Each U.S. Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Applicable Law, now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The obligations of each U.S. Subsidiary Guarantor under or in respect of this Total Obligations Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Obligor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each U.S. Subsidiary Guarantor to enforce this Total Obligations Guaranty, irrespective of whether any action is brought against any Borrower or any other Obligor or whether any Borrower or any other Obligor is joined in any such action or actions. The liability of each U.S. Subsidiary Guarantor under this Total Obligations Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each U.S. Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, including any increase in the amount of, all or any of the Guaranteed Obligations or any other Obligations of any other Obligor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Obligor under the Loan Documents or any other assets of any Obligor; the failure of Agent, any other Secured Party or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such Collateral, property or security;

(e) the fact that any Collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each U.S. Subsidiary Guarantor that such U.S. Subsidiary Guarantor is not entering into this Total Obligations Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any such Collateral;

(f) any change, restructuring or termination of the corporate structure or existence of any Obligor or any of its Subsidiaries;

(g) any failure of any Secured Party to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to such Secured Party (each U.S. Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

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(h) the failure of any other Person to execute or deliver any Loan Document or any supplement thereto or any other guaranty or agreement or the release or reduction of liability of any U.S. Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(i) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Obligor or any other guarantor or surety, other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations).

15.2.2. Reinstatement. This Total Obligations Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Agent or any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Obligor or otherwise, all as though such payment had not been made and each U.S. Subsidiary Guarantor hereby unconditionally and irrevocably agrees that it will indemnify Agent and each of the other Secured Parties, upon demand, for all of the costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Agent or such other Secured Party in connection with any such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar Law.

15.2.3. Guarantied Obligations Due. Each U.S. Subsidiary Guarantor hereby further agrees that, as between each U.S. Subsidiary Guarantor on the one hand, and Agent and the other Secured Parties, on the other hand, (i) the Guaranteed Obligations of each U.S. Subsidiary Guarantor may be declared to be forthwith due and payable as provided in Section 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) for purposes of Section 15.1, notwithstanding any stay, injunction or other prohibition preventing such declaration in respect of the Obligations of any of the Obligors guaranteed hereunder (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations (or such Guaranteed Obligations being deemed to have become automatically due and payable) as provided in Section 11.2, such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each U.S. Subsidiary Guarantor for all purposes of this Total Obligations Guaranty.

15.3. Waivers and Acknowledgments. Each U.S. Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Total Obligations Guaranty and any requirement that Agent or any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral.

15.3.1. Waiver of Right of Revocation. Each U.S. Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Total Obligations Guaranty and acknowledges that this Total Obligations Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

15.3.2. Waiver of Defenses. Each U.S. Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of each U.S. Subsidiary Guarantor or other rights of each U.S. Subsidiary Guarantor to proceed against any

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of the other Obligors, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of each U.S. Subsidiary Guarantor hereunder.

15.3.3. Foreclosure. Each U.S. Subsidiary Guarantor acknowledges that Agent may, without notice to or demand upon each U.S. Subsidiary Guarantor and without affecting the liability of each U.S. Subsidiary Guarantor under this Total Obligations Guaranty, foreclose under any mortgage by nonjudicial sale, and each U.S. Subsidiary Guarantor hereby waives any defense to the recovery by Agent and the other Secured Parties against each U.S. Subsidiary Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

15.3.4. Waiver of Duty to Disclose. Each U.S. Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of Agent or any Secured Party to disclose to each U.S. Subsidiary Guarantor any matter, fact or thing relating to the business, financial condition, operations, or performance of any other Obligor or any of its Subsidiaries now or hereafter known by Agent or such Secured Party.

15.3.5. Knowing Waivers. Each U.S. Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 15.2 and this Section 15.3 are knowingly made in contemplation of such benefits.

15.4. Subrogation. Each U.S. Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of each U.S. Subsidiary Guarantor’s Obligations under or in respect of this Total Obligations Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or any Secured Party against any Borrower, any other Obligor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than contingent indemnification obligations) and all other amounts payable under this Total Obligations Guaranty shall have been paid in full in cash, all U.S. Letters of Credit and all U.S. Bank Product Debt shall have expired or been terminated or Cash Collateralized and the Commitments shall have expired or been terminated. If any amount shall be paid to each U.S. Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the Full Payment of the Guaranteed Obligations and all other amounts payable under this Total Obligations Guaranty, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of each U.S. Subsidiary Guarantor and shall forthwith be paid or delivered to Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Total Obligations Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Total Obligations Guaranty thereafter arising. If any U.S. Subsidiary Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, and Full Payment of the Guaranteed Obligations shall occur, then the Secured Parties will, at such U.S. Subsidiary Guarantor’s request and expense, execute and deliver to such U.S. Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such U.S. Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such U.S. Subsidiary Guarantor pursuant to this Total Obligations Guaranty.

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     15.4.1. Subordination. Each U.S. Subsidiary Guarantor hereby subordinates any and all debts, liabilities and other obligations in the nature of borrowed money owed to each U.S. Subsidiary Guarantor by each other Obligor (as used in this Section 15, the “Intercompany Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 15.4:

     15.4.2. Prohibited Payments, Etc. Except (a) during the continuance of any Event of Default under Sections 11.1(a) or (l) or (b) after notice from Agent or any Lender of any other Event of Default under this Agreement, each U.S. Subsidiary Guarantor may receive regularly scheduled payments from any other Obligor on account of the Intercompany Obligations. During the continuance of any Event of Default under Sections 11.1(a) or (l) or after notice from Agent or any Lender of any other Event of Default under this Agreement, however, each U.S. Subsidiary Guarantor shall not demand, accept or take any action to collect any payment on account of the Intercompany Obligations unless the Required Lenders otherwise agree.

     15.4.3. Prior Payment of Guaranteed Obligations. In any Insolvency Proceeding relating to any other Obligor, each U.S. Subsidiary Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (other than contingent indemnification obligations, but including all interest, expenses and fees (including legal fees) accruing after the commencement of any Insolvency Proceeding, whether or not constituting an allowed claim in such proceeding (as used in this Section 15, “Post Petition Interest”)) before each U.S. Subsidiary Guarantor receives payment of any Intercompany Obligations.

     15.4.4. Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Obligor), each U.S. Subsidiary Guarantor shall, if Agent so requests, collect, enforce and receive payments on account of the Intercompany Obligations as trustee for the Secured Parties and deliver such payments to Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of each U.S. Subsidiary Guarantor under the other provisions of this Total Obligations Guaranty.

     15.4.5. Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Obligor), Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each U.S. Subsidiary Guarantor, to collect and enforce, and to submit claims in respect of, Intercompany Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each U.S. Subsidiary Guarantor (A) to collect and enforce, and to submit claims in respect of, Intercompany Obligations and (B) to pay any amounts received on such obligations to Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

     15.4.6. Continuing Guaranty; Assignments. This Total Obligations Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Full Payment of the Guaranty Obligations, (b) be binding upon each U.S. Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 13.3. No U.S. Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

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SECTION 16. GUARANTY OF CANADIAN OBLIGATIONS

16.1. Guaranty; Limitation of Liability. In order to induce Agent and Canadian Lenders to enter into this Agreement and to induce the Canadian Lenders to extend credit hereunder and to induce the Canadian Lenders or their affiliates to provide Canadian Bank Products, and in recognition of the direct benefit received by the U.S. Subsidiary Guarantors, the U.S. Borrower Guarantors and the Canadian Guarantors (collectively, the “Canadian Facility Guarantors”) from the extension of such credit or and provision of such Canadian Bank Products, each Canadian Facility Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the undertaking by each Canadian Facility Guarantor under this Section 16 being, as amended from time to time, the “Canadian Obligations Guaranty”) the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Canadian Obligations of each other Canadian Obligor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Canadian Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Canadian Obligations being the “Guaranteed Canadian Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Agent or any other Canadian Secured Party in enforcing any rights under this Canadian Obligations Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Canadian Facility Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Canadian Obligations and would be owed by any other Canadian Obligor to any Canadian Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of any Insolvency Proceeding involving such other Canadian Obligor.

16.1.1. No Fraudulent Transfer. Each Canadian Facility Guarantor, Agent and each other Canadian Secured Party, hereby confirms that it is the intention of such Persons that this Canadian Obligations Guaranty and the obligations of each Canadian Facility Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Canadian Obligations Guaranty and the obligations of each Canadian Facility Guarantor hereunder. To effectuate the foregoing intention, each Canadian Facility Guarantor, Agent and each of the other Canadian Secured Parties hereby irrevocably agree that such Guaranteed Canadian Obligations and other liabilities shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Canadian Facility Guarantor that are relevant under the laws referred to in the first sentence hereof, and after giving effect to any collections from, any rights to receive contributions from, or payments made by or on behalf of, any of the other Canadian Obligors in respect of the Canadian Obligations under any Loan Document, result in the Guaranteed Canadian Obligations and all other liabilities of each Canadian Facility Guarantor under this Canadian Obligations Guaranty not constituting a fraudulent transfer or conveyance.

16.1.2. Contribution. Each Canadian Facility Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Canadian Secured Party under this Canadian Obligations Guaranty, any other Loan Document or any other guaranty, each Canadian Facility Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Canadian Facility Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Canadian Secured Parties under or in respect of the Loan Documents.

16.2. Guaranty Absolute. Each Canadian Facility Guarantor guarantees that the Guaranteed Canadian Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Applicable Law, now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Canadian Secured Party with respect thereto. The obligations of each Canadian

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Facility Guarantor under or in respect of this Canadian Obligations Guaranty are independent of the Guaranteed Canadian Obligations or any other obligations of any other Canadian Obligor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Canadian Facility Guarantor to enforce this Canadian Obligations Guaranty, irrespective of whether any action is brought against Canadian Borrower or any other Canadian Obligor or whether Canadian Borrower or any other Canadian Obligor is joined in any such action or actions. The liability of each Canadian Facility Guarantor under this Canadian Obligations Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Canadian Facility Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, including any increase in the amount of, all or any of the Guaranteed Canadian Obligations or any other Canadian Obligations of any other Canadian Obligor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Canadian Obligations resulting from the extension of additional credit to any Canadian Obligor or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Canadian Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Canadian Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Canadian Obligations or any other Canadian Obligations of any Canadian Obligor under the Loan Documents or any other assets of any Canadian Obligor; the failure of Agent, any other Canadian Secured Party or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such Collateral, property or security;

(e) the fact that any Collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Canadian Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Canadian Facility Guarantor that such Canadian Facility Guarantor is not entering into this Canadian Obligations Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any such Collateral;

(f) any change, restructuring or termination of the corporate structure or existence of any Canadian Obligor or any of its Subsidiaries;

(g) any failure of any Canadian Secured Party to disclose to any Canadian Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Canadian Obligor now or hereafter known to such Canadian Secured Party (each Canadian Facility Guarantor waiving any duty on the part of the Canadian Secured Parties to disclose such information);

(h) the failure of any other Person to execute or deliver any Loan Document or any supplement thereto or any other guaranty or agreement or the release or reduction of liability of any

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Canadian Facility Guarantor or other guarantor or surety with respect to the Guaranteed Canadian Obligations; or

(i) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Canadian Secured Party that might otherwise constitute a defense available to, or a discharge of, any Canadian Obligor or any other guarantor or surety, other than payment in full of the Guaranteed Canadian Obligations (other than contingent indemnification obligations).

16.2.2. Reinstatement. This Canadian Obligations Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Canadian Obligations is rescinded or must otherwise be returned by Agent or any Canadian Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of Canadian Borrower or any other Canadian Obligor or otherwise, all as though such payment had not been made and each Canadian Facility Guarantor hereby unconditionally and irrevocably agrees that it will indemnify Agent and each of the other Canadian Secured Parties, upon demand, for all of the costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Agent or such other Canadian Secured Party in connection with any such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar Law.

16.2.3. Guarantied Obligations Due. Each Canadian Facility Guarantor hereby further agrees that, as between each Canadian Facility Guarantor on the one hand, and Agent and the other Canadian Secured Parties, on the other hand, (i) the Guaranteed Canadian Obligations of each Canadian Facility Guarantor may be declared to be forthwith due and payable as provided in Section 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) for purposes of Section 16.1, notwithstanding any stay, injunction or other prohibition preventing such declaration in respect of the Canadian Obligations of any of the Canadian Obligors guaranteed hereunder (or preventing such Guaranteed Canadian Obligations from becoming automatically due and payable) as against any other Person and (ii) in the event of any declaration of acceleration of such Guaranteed Canadian Obligations (or such Guaranteed Canadian Obligations being deemed to have become automatically due and payable) as provided in Section 11.2, such Guaranteed Canadian Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Canadian Facility Guarantor for all purposes of this Canadian Obligations Guaranty.

16.3. Waivers and Acknowledgments. Each Canadian Facility Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Canadian Obligations and this Canadian Obligations Guaranty and any requirement that Agent or any Canadian Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Canadian Obligor or any other Person or any Collateral.

16.3.1. Waiver of Right of Revocation. Each Canadian Facility Guarantor hereby unconditionally and irrevocably waives any right to revoke this Canadian Obligations Guaranty and acknowledges that this Canadian Obligations Guaranty is continuing in nature and applies to all Guaranteed Canadian Obligations, whether existing now or in the future.

16.3.2. Waiver of Defenses. Each Canadian Facility Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Canadian Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution

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or indemnification rights of each Canadian Facility Guarantor or other rights of each Canadian Facility Guarantor to proceed against any of the other Canadian Obligors, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Canadian Obligations of each Canadian Facility Guarantor hereunder.

16.3.3. Foreclosure. Each Canadian Facility Guarantor acknowledges that Agent may, without notice to or demand upon each Canadian Facility Guarantor and without affecting the liability of each Canadian Facility Guarantor under this Canadian Obligations Guaranty, foreclose under any mortgage by nonjudicial sale, and each Canadian Facility Guarantor hereby waives any defense to the recovery by Agent and the other Canadian Secured Parties against each Canadian Facility Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

16.3.4. Waiver of Duty to Disclose. Each Canadian Facility Guarantor hereby unconditionally and irrevocably waives any duty on the part of Agent or any Canadian Secured Party to disclose to each Canadian Facility Guarantor any matter, fact or thing relating to the business, financial condition, operations, or performance of any other Canadian Obligor or any of its Subsidiaries now or hereafter known by Agent or such Canadian Secured Party.

16.3.5. Knowing Waivers. Each Canadian Facility Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 16.2 and this Section 16.3 are knowingly made in contemplation of such benefits.

16.4. Subrogation. Each Canadian Facility Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Canadian Borrower, any other Canadian Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of each Canadian Facility Guarantor’s Obligations under or in respect of this Canadian Obligations Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or any Canadian Secured Party against Canadian Borrower, any other Canadian Obligor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Canadian Borrower, any other Canadian Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Canadian Obligations (other than contingent indemnification obligations) and all other amounts payable under this Canadian Obligations Guaranty shall have been paid in full in cash, and the Canadian Revolver Commitments shall have expired or been terminated. If any amount shall be paid to each Canadian Facility Guarantor in violation of the immediately preceding sentence at any time prior to the Full Payment of the Guaranteed Canadian Obligations and all other amounts payable under this Canadian Obligations Guaranty, such amount shall be received and held in trust for the benefit of the Canadian Secured Parties, shall be segregated from other property and funds of each Canadian Facility Guarantor and shall forthwith be paid or delivered to Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Canadian Obligations and all other amounts payable under this Canadian Obligations Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Canadian Obligations or other amounts payable under this Canadian Obligations Guaranty thereafter arising. If any Canadian Facility Guarantor shall make payment to any Canadian Secured Party of all or any part of the Guaranteed Canadian Obligations, and Full Payment of the Guaranteed Canadian Obligations shall occur, then the Canadian Secured Parties will, at such Canadian Facility Guarantor’s request and expense, execute and deliver to such Canadian Facility Guarantor appropriate documents, without recourse and without representation or

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warranty, necessary to evidence the transfer by subrogation to such Canadian Facility Guarantor of an interest in the Guaranteed Canadian Obligations resulting from such payment made by such Canadian Facility Guarantor pursuant to this Canadian Obligations Guaranty.

16.4.1. Subordination. Each Canadian Facility Guarantor hereby subordinates any and all debts, liabilities and other obligations in the nature of borrowed money owed to each Canadian Facility Guarantor by each other Canadian Obligor (as used in this Section 16, the “Intercompany Obligations”) to the Guaranteed Canadian Obligations to the extent and in the manner hereinafter set forth in this Section 16.4:

16.4.2. Prohibited Payments, Etc. Except (a) during the continuance of any Event of Default under Sections 11.1(a) or (l) or (b) after notice from Agent or any Lender of any other Event of Default under this Agreement, each Canadian Facility Guarantor may receive regularly scheduled payments from any other Canadian Obligor on account of the Intercompany Obligations. During the continuance of any Event of Default under Sections 11.1(a) or (l) or after notice from Agent or any Lender of any other Event of Default under this Agreement, however, each Canadian Facility Guarantor shall not demand, accept or take any action to collect any payment on account of the Intercompany Obligations unless the Required Lenders otherwise agree.

16.4.3. Prior Payment of Guaranteed Canadian Obligations. In any Insolvency Proceeding relating to any other Canadian Obligor, each Canadian Facility Guarantor agrees that the Canadian Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Canadian Obligations (other than contingent indemnification obligations, but including all interest, expenses and fees (including legal fees) accruing after the commencement of any Insolvency Proceeding, whether or not constituting an allowed claim in such proceeding (as used in this Section 16, “Post Petition Interest”)) before each Canadian Facility Guarantor receives payment of any Intercompany Obligations.

16.4.4. Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Canadian Obligor), each Canadian Facility Guarantor shall, if Agent so requests, collect, enforce and receive payments on account of the Intercompany Obligations as trustee for the Canadian Secured Parties and deliver such payments to Agent on account of the Guaranteed Canadian Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of each Canadian Facility Guarantor under the other provisions of this Canadian Obligations Guaranty.

16.4.5. Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to any other Canadian Obligor), Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Canadian Facility Guarantor, to collect and enforce, and to submit claims in respect of, Intercompany Obligations and to apply any amounts received thereon to the Guaranteed Canadian Obligations (including any and all Post Petition Interest), and (ii) to require each Canadian Facility Guarantor (A) to collect and enforce, and to submit claims in respect of, Intercompany Obligations and (B) to pay any amounts received on such obligations to Agent for application to the Guaranteed Canadian Obligations (including any and all Post Petition Interest).

16.4.6. Continuing Guaranty; Assignments. This Canadian Obligations Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Full Payment of the Guaranteed Canadian Obligations, (b) be binding upon each Canadian Facility Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Canadian Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Canadian Secured Party may assign or otherwise transfer all or any portion of its

\8885650.14

rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Canadian Secured Party herein or otherwise, in each case as and to the extent provided in Section 13.3. No Canadian Facility Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Canadian Secured Parties.

[Remainder of page intentionally left blank; signatures begin on following page]

\8885650.14

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

U.S. BORROWERS:

SPHERION CORPORATION, as Borrower Agent and
as a U.S. Borrower and a U.S. Borrower Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

Signature Page

\8885650

CANADIAN BORROWER:

6063721 CANADA INC., as Canadian Borrower

By:
Name: Roy Krause
Title: Director

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

Signature Page

\8885650

U.S. SUBSIDIARY GUARANTORS:

SPHERION ASSESSMENT INC., as a Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

Signature Page

\8885650

SPHERION ATLANTIC ENTERPRISES LLC, as a
Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

SPHERION ATLANTIC RESOURCES LLC, as a
Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

SPHERION (EUROPE) INC., as a Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

SPHERION FINANCIAL CORPORATION, as a
Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

SPHERION U.S. INC. , as a Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

NORCROSS TELESERVICES L.P., as a Guarantor

By: Norcross Holdings, LLC, its general partner

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

NORRELL CORPORATION, as a Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

COMTEX INFORMATION SYSTEMS, INC., as a
Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

SPHERION STAFFING LLC, as a Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

INTELLIMARK HOLDINGS, INC., as a Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

IMARK/TSRC MANAGEMENT CORP., as a
Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

TECHNISOURCE, INC., as a Guarantor

By:
Name: Roy Krause
Title: Chief Executive Officer

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

CANADIAN GUARANTOR:

HUMAN RESOURCE CAPITAL GROUP INC., as a
Canadian Guarantor

By:
Name: Roy Krause
Title: President

Address:
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309
Attention: Treasury Department
Telephone: (954) 308-7600
Telecopy: (954) 308-6085

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Title:

Address:

300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attn: Loan Administration Manager
Telecopier No.: (404) 607-3276

U.S. LENDERS:

BANK OF AMERICA, N.A., as a U.S. Lender

By:
Title:

Address:

300 Galleria Parkway, Suite 800
Atlanta, GA 30339
Attention: Loan Administration Manager
Telecopy: (404) 607-3276

WELLS FARGO FOOTHILL, LLC, as a U.S. Lender

By:
Title:

Address:

2450 Colorado Avenue
Suite 3000 West
Santa Monica, CA 90404
Attention: Krista Wade
Telephone: (310) 453-7218
Telecopy: (866) 615-7803

REGIONS BANK, as a U.S. Lender

By:
Title:

Address:

1000 Parkwood Circle
Suite 200
Atlanta, Georgia 30339
Attention: Mr. Jim Cooper
Telephone: 770-916-4301
Telecopy: 770-916-4319

SUNTRUST BANK, as a U.S. Lender

By:
Title:

Address:

303 Peachtree Street NE
Atlanta, GA 30318
Attention: Mike Knuckles
Telephone: (404) 813-1505
Telecopy: (404) 813-5880

SIEMENS FINANCIAL SERVICES, INC., as a U.S.
Lender

By:
Title:

By:
Title:

Address:

170 Wood Avenue South
Iselin, NJ 08830
Attention: Michael Kunst
Telephone: (732) 590-6629
Telecopy: (732) 590-6648

HSBC BUSINESS CREDIT (USA) INC., as a U.S.
Lender

By:
Title:

Address:

452 Fifth Avenue, 4th Floor
New York, New York 10018
Attention: Katherine A. Hansell
Telephone: (212) 525-8621
Telecopy: (212) 525-2520

CAPITAL ONE LEVERAGE FINANCE CORP., as a
U.S. Lender

By:
Title:

Address:

265 Broadhollow Road
Melville, NY 11747
Attention: Shanna Culver
Telephone: (972) 770-2683
Telecopy: (972) 770-2671

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (ACTING THROUGH
ITS CANADA BRANCH), as a Canadian Lender

By:
Title:

Address:

200 Front Street West, Suite 2700
Toronto, Ontario Canada M5V3L2
Telecopy: (416) 349-4282

WELLS FARGO FOOTHILL CANADA ULC., as a
Canadian Lender

By:
Title:

Address:

2450 Colorado Avenue
Suite 3000 West
Santa Monica, CA 90404
Attention: Krista Wade
Telephone: (310) 453-7218
Telecopy: (866) 615-7803

SIEMENS FINANCIAL SERVICES, INC., as a
Canadian Lender

By:
Title:

By:
Title:

Address:

170 Wood Avenue South
Iselin, NJ 08830
Attention: Michael Kunst
Telephone: (732) 590-6629
Telecopy: (732) 590-6648

EXHIBIT A - 1
to
Loan and Security Agreement

CANADIAN REVOLVER NOTE

July 16, 2009 Toronto, Ontario

     6063721 CANADA INC., a corporation organized under the Canadian Business Corporations Act (“Canadian Borrower”), for value received, hereby unconditionally promises to pay to the order of ____________________________ (“Lender”), the outstanding principal amount as may be advanced by Lender as Canadian Revolver Loans or otherwise from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Amended and Restated Loan and Security Agreement dated as of the date hereof among SPHERION CORPORATION, a Delaware corporation (“Company”), each the Subsidiaries of the Company identified on the signature pages thereto as a U.S. Borrower or a Guarantor, Canadian Borrower, BANK OF AMERICA, N.A., as Agent, Issuing Bank and a U.S. Lender, WELLS FARGO FOOTHILL, LLC, as Syndication Agent, REGIONS BANK, SUNTRUST BANK, and SIEMENS FINANCIAL SERVICES, INC., as Co-Documentation Agents, and certain other financial institutions, as such agreement may be amended, modified, restated, renewed or extended from time to time (“Loan Agreement”).

     Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement and shall be payable as required under the Loan Agreement. This Note is issued pursuant to and evidences Canadian Revolver Loans under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Canadian Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

     The holder of this Note is hereby authorized by Canadian Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Canadian Revolver Loans, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Canadian Borrower hereunder or under any other Loan Documents.

     Time is of the essence of this Note. Canadian Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Canadian Borrower agrees to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

     In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Canadian Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Canadian

1

\8885650.13

\8885650.14

Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Canadian Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Canadian Borrower under Applicable Law.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.

Canadian Revolver Note
Signature Page

\8885650.14

IN WITNESS WHEREOF, this Canadian Revolver Note is executed as of the date set forth above.

6063721 CANADA INC.

By:
Name: Roy Krause
Title: Director

Canadian Revolver Note
Signature Page

\8885650.14

EXHIBIT A - 2
to
Loan and Security Agreement

U.S. REVOLVER NOTE

July 16, 2009   New York, New York

SPHERION CORPORATION, a Delaware corporation (“Company” and a “U.S. Borrower”) for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of ____________________________ (“Lender”), the outstanding principal amount as may be advanced by Lender as U.S. Revolver Loans or otherwise from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Amended and Restated Loan and Security Agreement dated as of the date hereof among Company, each the Subsidiaries of the Company identified on the signature pages thereto as a U.S. borrower or Guarantor party thereto, 6063721 CANADA, INC., a corporation organized under the Canadian Business Corporation Act (“Canadian Borrower”), BANK OF AMERICA, N.A., as Agent, Issuing Bank and a Lender, WELLS FARGO FOOTHILL, LLC, as Syndication Agent, REGIONS BANK, SUNTRUST BANK, and SIEMENS FINANCIAL SERVICES, INC., as Co-Documentation Agents, and certain other financial institutions, as such agreement may be amended, modified, restated, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences U.S. Revolver Loans and U.S. LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of U.S. Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by U.S. Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to U.S. Revolver Loans and LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of U.S. Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. U.S. Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. U.S. Borrower agrees to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by U.S. Borrower or inadvertently received by the holder of this Note, such excess shall be returned to U.S. Borrower or

1

\8885650.13

\8885650.14

credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that U.S. Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by U.S. Borrower under Applicable Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.

IN WITNESS WHEREOF, this U.S. Revolver Note is executed as of the date set forth above.

SPHERION CORPORATION, a Delaware
corporation

By:
Name:
Title:

Canadian Revolver Note

Signature Page

\8885650.14

EXHIBIT B
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Loan and Security Agreement dated as of July 16, 2009, among SPHERION CORPORATION, a Delaware corporation (“Company”), each the Subsidiaries of the Company identified on the signature pages thereto as a U.S. Borrower, or a Guarantor, 6063721 CANADA INC., a corporation organized under the Canadian Business Corporation Act (“Canadian Borrower”), BANK OF AMERICA, N.A., as Agent, Issuing Bank and a Lender, WELLS FARGO FOOTHILL, LLC, as Syndication Agent, REGIONS BANK, SUNTRUST BANK, and SIEMENS FINANCIAL SERVICES, INC., as Co-Documentation Agents, and certain other financial institutions (as such agreement may be amended, modified, restated, renewed or extended from time to time, the “Loan Agreement”). Terms are used herein as defined in the Loan Agreement.

________________________________ (“Assignor”) and _________________ _____________ (“Assignee”) agree as follows:

     1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding U.S. Revolver Loans and $___________ of Assignor’s participations in U.S. LC Obligations, (b) the amount of $__________ of Assignor’s Borrower Group Commitment to U.S. Borrowers (which represents ____% of the total Borrower Group Commitments to U.S. Borrowers), (c) a principal amount of Cdn $________ of Assignor’s outstanding Canadian Revolver Loans and Cdn $________ of Assignor’s participations in Canadian LC Obligations, and (d) the amount of Cdn $__________ of Assignor’s Borrower Group Commitment to Canadian Borrower (which represents ____% of the total Borrower Group Commitments to Canadian Borrower) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

     2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Borrower Group Commitment to U.S. Borrowers is $__________, the outstanding balance of its U.S. Revolver Loans and participations in U.S. LC Obligations is $__________, its Borrower Group Commitment to Canadian Borrower is Cdn $__________, and the outstanding balance of its Canadian Revolver Loans and participations in Canadian LC Obligations is Cdn $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

1

\8885650.14

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender,” [[“Canadian Lender”] and [“U.S. Lender”]] under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a) If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):
__________________________
__________________________
__________________________

(b) If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars [or Canadian Dollars, if applicable,] as follows: If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference: _____________________

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If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference: _____________________

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

(“Assignee”)
By:
Title:

(“Assignor”)
By:
Title:

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EXHIBIT C
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Amended and Restated Loan and Security Agreement dated as of July 16, 2009, among SPHERION CORPORATION, a Delaware corporation (“Company”), each the Subsidiaries of the Company identified on the signature pages thereto as a U.S. Borrower or a Guarantor, 6063721 CANADA, INC., a corporation organized under the Canadian Business Corporation Act (“Canadian Borrower”), BANK OF AMERICA, N.A., as Agent, Issuing Bank and a Lender, WELLS FARGO FOOTHILL, LLC, as Syndication Agent, REGIONS BANK, SUNTRUST BANK, and

SIEMENS FINANCIAL SERVICES, INC., as Co-Documentation Agents, and certain other financial institutions (as such agreement may be amended, modified, restated, renewed or extended from time to time, the “Loan Agreement”); and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding U.S. Revolver Loans and $___________ of Assignor’s participations in U.S. LC Obligations, (b) the amount of $__________ of Assignor’s Borrower Group Commitment to U.S. Borrowers (which represents ____% of the total Borrower Group Commitments to U.S. Borrowers), (c) a principal amount of Cdn $________ of Assignor’s outstanding Canadian Revolver Loans and Cdn $__________of Assignor’s participations in Canadian LC Obligations, and (d) the amount of Cdn $__________ of Assignor’s Borrower Group Commitment to Canadian Borrower (which represents ____% of the total Borrower Group Commitments to Canadian Borrower) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, (a) Agent shall deem Assignor’s Borrower Group Commitment to U.S. Borrowers to be reduced by $_________, and Assignee’s Borrower Group Commitment to U.S. Borrowers to be increased by $_________ and (b) Agent shall deem Assignor’s Borrower Group Commitment to Canadian Borrower to be reduced by Cdn $_________, and Assignee’s Borrower Group Commitment to Canadian Borrower to be increased by Cdn $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

     The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

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(“Assignee”)
By:
Title:

(“Assignor”)
By:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:
BORROWER AGENT:*

SPHERION CORPORATION

By:
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By:
Title:

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\8885650.14

SCHEDULE 1.1
to
Loan and Security Agreement

CLOSING DATE COMMITMENTS OF LENDERS

Lender	U.S. Revolver Commitment	Canadian Revolver Commitment	Total Revolver Commitments
Bank of America, N.A.	$57,600,000	$7,400,000	$65,000,000
Wells Fargo Foothill, LLC	$55,400,000	-0-	$55,400,000
Wells Fargo Foothill Canada ULC	-0-	$4,600,000	$ 4,600,000
Regions Bank	$30,000,000	-0-	$30,000,000
SunTrust Bank	$30,000,000	-0-	$30,000,000
Siemens Financial Services, Inc.	$27,000,000	$3,000,000	$30,000,000
HSBC Business Credit (USA) Inc.	$20,000,000	-0-	$20,000,000
Capital One Leverage Finance Corp.	$15,000,000	-0-	$15,000,000
Total	$235,000,000	$15,000,000	$250,000,000

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